UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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United Industrial Corporation
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UNITED INDUSTRIAL CORPORATION

Notice of Annual Meeting of Shareholders	May 18, 2007
To the Shareholders of United Industrial Corporation:

The Annual Meeting of Shareholders of United Industrial Corporation (the “Company”) will be held at the Company’s principal executive offices located at 124 Industry Lane, Hunt Valley, Maryland 21030 on the 18th day of May, 2007, at 9:00 a.m., for the following purposes:

1.                to elect six directors to serve until the Annual Meeting of Shareholders in 2008;

2.                to consider and act upon a proposal to ratify the appointment of KPMG LLP as independent auditor of the Company for the fiscal year ending December 31, 2007; and

3.                to transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 5, 2007, will be entitled to receive notice of, and vote at, the meeting and any adjournments. See the section of the accompanying proxy statement titled “GENERAL INFORMATION ABOUT VOTING—Shareholders Entitled to Vote”, for information on where the list of shareholders may be examined.

We cordially invite each shareholder to attend the meeting in person. Whether or not you plan to be present at the meeting, we urge you to vote as soon as possible by either accessing the Internet site listed on the proxy card or by signing, dating and returning the proxy card. A return envelope, which requires no postage, if mailed in the United States, is enclosed for your convenience. The giving of a proxy will not affect your right to revoke it and to vote in person if you attend the meeting.

By Order of the Board of Directors

Jonathan A. Greenberg
Dated: April 19, 2007	Secretary

UNITED INDUSTRIAL CORPORATION
PROXY STATEMENT

UNITED INDUSTRIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2007

This proxy statement and the accompanying proxy card and notice of annual meeting are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of United Industrial Corporation (the “Company”) to be used in voting at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Company’s principal executive offices located at 124 Industry Lane, Hunt Valley, Maryland 21030 on May 18, 2007, at 9:00 a.m. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of shares of common stock of the Company on or about April 19, 2007.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, holders of shares of common stock of the Company will be asked to consider and vote upon:

1.                a proposal to elect six directors to serve until the Annual Meeting of Shareholders in 2008;

2.                a proposal to ratify the appointment of KPMG LLP as independent auditor of the Company for the year ending December 31, 2007; and

3.                any other business that may properly come before the meeting or any adjournment thereof.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The accompanying proxy is solicited by, and on behalf of, the Board of Directors of the Company. The Company will bear the expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby. In addition to the solicitation of proxies by use of the mails, the Company and its directors, officers and employees (who will receive no compensation therefore in addition to their regular salaries) may solicit proxies by telephone, telegram, facsimile transmission, the internet or personal interview. The Company will reimburse banks and brokers who hold shares of the Company’s common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.

Shareholders Entitled to Vote

Holders of shares of common stock of the Company of record at the close of business on April 5, 2007 are entitled to notice of and to vote at the Annual Meeting and at all adjournments and postponements thereof. The holders of shares of common stock are entitled to one vote per share. Shareholders may not cumulate votes in the election of directors. The number of shares of common stock outstanding as of April 5, 2007 and entitled to vote is 10,503,312 shares. A list of the Company’s shareholders as of the record date for the Annual Meeting will be available for examination by any shareholder, for purposes germane to the Annual Meeting, during ordinary business hours, for ten days prior to the date of the Annual Meeting at the principal executive offices of the Company. We will have the shareholder list available for inspection at any time during the meeting by any shareholder who is present in person.

Quorum; Required Vote; Broker Non-Votes; Abstentions

A majority of the outstanding shares of common stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present for the purpose of determining if a quorum is present. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

A plurality of the votes duly cast at the Annual Meeting is required for the election of directors. Broker non-votes and abstentions will not have any effect on the election of directors.

The proposal to ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2007 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same affect as negative votes and broker non-votes will not be counted for purposes of determining whether such proposal has been approved.

Voting

If you hold shares of common stock of the Company in your name as a holder of record, you may vote by either:

•       attending the 2007 Annual Meeting;

•       accessing the Internet site listed on the proxy card; or

•       completing and mailing the enclosed proxy card.

If your shares of common stock of the Company are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

All shares represented by a properly executed proxy given prior to the Annual Meeting will be voted in the manner specified in the proxy. Proxy cards returned without specification will be voted in accordance with the recommendations of the Board of Directors. As to any matters that may properly come before the meeting other than those specified in the notice of Annual Meeting and this proxy statement, the proxy holders named in the accompanying proxy card will be entitled to exercise discretionary authority.

Under the General Corporation Law of the State of Delaware, shareholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide shareholders with any such right.

Right to Revoke Proxy

Shareholders who execute proxies may revoke them at any time before they are voted through any of the following methods:

•       send written notice of revocation, prior to the Annual Meeting, to the Company’s Secretary, Mr. Jonathan A. Greenberg, at 124 Industry Lane, Hunt Valley, Maryland 21030;

•       sign, date and mail a new proxy card to the Company’s Secretary;

•       by submitting a later dated proxy by Internet; or

•       attend the Annual Meeting and vote your shares in person.

Copies of Annual Report to Shareholders

We have mailed a copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2006 with these proxy materials. The Company’s Annual Report on Form 10-K is also available without charge upon written request to: United Industrial Corporation, 124 Industry Lane, Hunt Valley, Maryland 21030, Attention: Investor Relations.

Voting Results

American Stock Transfer and Trust Company, the Company’s independent transfer agent, will count the votes and act as the Inspector of Election at the Annual Meeting. The Company will publish the voting results in its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2007, which the Company plans to file with the SEC in August 2007.

PRINCIPAL SHAREHOLDERS

To the knowledge of the Company, no person beneficially owned more than 5% of the outstanding shares of common stock of the Company as of March 30, 2007, except as set forth in the following table:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Steel Partners II, L.P.	1,935,950	(1)	18.4%
590 Madison Avenue
32nd Floor
New York, New York 10022
Goldman Sachs Asset Management L.P.	1,009,802	(2)	9.6%
32 Old Slip
New York, New York 10005
Friess Associates LLC	573,000	(3)	5.5%
115 E. Snow King
Jackson, Wyoming 83001

(1)             The information as to Steel Partners II, L.P. (“Steel”) is based solely upon information furnished in a Schedule 13D/A filed with the Securities and Exchange Commission on September 7, 2005 and a Form 4 filed with the SEC on March 17, 2006. Steel Partners, L.L.C. (“Steel LLC”) is the general partner of Steel and may be deemed to beneficially own the shares owned by Steel. Warren G. Lichtenstein is the sole executive officer and managing member of Steel LLC and may be deemed to beneficially own the shares owned by Steel. Mr. Lichtenstein disclaims any pecuniary interest in the shares owned by Steel, except to the extent of his pecuniary interest in Steel.

(2)             The information as to Goldman Sachs Asset Management, L.P. is based solely upon information furnished in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 8, 2007.

(3)             The information as to Friess Associates LLC is based solely upon information furnished in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2007.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 30, 2007, the number of shares of the Company’s common stock beneficially owned by each of the Company’s directors and named executive officers, and by all of the Company’s directors and executive officers as a group. Except as otherwise indicated all shares are owned directly. No shares are pledged as security. In addition, the address for all persons named below is 124 Industry Lane, Hunt Valley, Maryland 21030.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Thomas A. Corcoran	25,000		*
Glen M. Kassan	30,000		*
Warren G. Lichtenstein	1,970,950	(2)	18.7
Robert F. Mehmel	25,000		*
General Richard I. Neal (Retired)	20,000		*
Frederick M. Strader	233,490		2.2
James H. Perry	101,626		1.0
Jonathan A. Greenberg	17,834		*
Stuart F. Gray	4,334		*
John F. Michitsch	24,666		*
Michael A. Boden	9,733		*
All directors and executive officers as a group, consisting of 11 persons	2,462,633		22.4

*                     Less than 1%.

(1)             The information as to securities beneficially owned by each of the Company’s directors and named executive officers was furnished to the Company by such directors and named executive officers and includes units held by Mr. Perry in a Company stock fund established under the Company’s 401(k) plan, which consists of shares of common stock and a small amount of cash. Includes shares that the following persons have the right to acquire within 60 days of March 30, 2007 through the exercise of stock options: Mr. Corcoran, 25,000 shares; Mr. Kassan, 30,000 shares; Mr. Lichtenstein, 35,000 shares; Mr. Mehmel, 25,000 shares; Gen. Neal, 20,000 shares;  Mr. Strader, 198,707 shares; Mr. Perry, 95,500 shares; Mr. Greenberg, 17,834 shares; Mr. Gray, 4,334 shares; Mr. Michitsch 11,333 shares; Mr. Boden 9,333 shares, and all directors and executive officers as a group, 472,041 shares.

(2)             All of such shares are owned by Steel (other than Mr. Lichtenstein’s stock options). Steel LLC is the general partner of Steel and may be deemed to beneficially own the shares owned by Steel. Mr. Lichtenstein is the sole executive officer and managing member of Steel LLC, the general partner of Steel, and may be deemed to beneficially own the shares owned by Steel. Mr. Lichtenstein disclaims any pecuniary interest in the shares owned by Steel, except to the extent of his pecuniary interest in Steel.

PROPOSAL I: ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting. These directors will hold office until the 2008 Annual Meeting and until their successors are elected and qualified.

The nominees unanimously recommended by the Board of Directors of the Company are Thomas A. Corcoran, Glen M. Kassan, Warren G. Lichtenstein, Robert F. Mehmel, General Richard I. Neal (Retired) and Frederick M. Strader, each of whom has consented to be so named in this proxy statement and to serve as a director if elected. Mr. Lichtenstein currently serves as a director and the Chairman of the Board of the Company. Messrs. Corcoran,  Kassan, Mehmel, Strader and General Neal are also currently directors of the Company. Mr. Strader is the President and Chief Executive Officer of the Company and also is currently a director of the Company.

Should the nominees become unable to serve or otherwise be unavailable for election, the persons named in the proxy as proxyholders will vote for the election of such persons as the Board of Directors recommends in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election.

The following table sets forth certain information with respect to each nominee for director.

Name	Age	Principal Occupation	Became Director
Warren G. Lichtenstein	41

Chairman of the Board, Secretary and Managing Member, of Steel Partners, L.L.C., the general partner of Steel Partners II, L.P. (“Steel”), since January 1996 and the President, Chief Executive Officer and a director of Steel Partners, Ltd., a management and advisory company that provides management services to Steel and its affiliates, since June 1999. Director, BKF Capital Group, Inc., the parent company of John A. Levin & Co., Inc., an investment management firm, since June 2005. Director, WebFinancial Corporation, a consumer and commercial lender, from 1996 to June 2005, Chairman of the Board and Chief Executive Officer from December 1997 to June 2005, and President from December 1997 to December 2003. Chairman of the Board, SL Industries, Inc., a designer and manufacturer of power electronics, power motion equipment, power protection equipment, and teleprotection and specialized communication equipment, since January 2002 and Chief Executive Officer from February 2002 to August 2005. Director, Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets, since January 2004. Chairman of the Board, WHX Corporation, a holding company, since July, 2005.

			2001

Thomas A. Corcoran	62

President and Chief Executive Officer, Corcoran Enterprises, LLC, a management consulting firm, since January 2001; Senior Advisor to the Carlyle Group, a private global investment firm, since January 2001; President and Chief Executive Officer, Gemini Air Cargo, Inc., a global air cargo company, from January 2001 to March 2004; President and Chief Executive Officer, Allegheny Teledyne Incorporated, a specialty materials producer, from October 1999 to December 2000; various senior executive positions with the Space and Strategic Missiles and Electronics sectors of Lockheed Martin Corporation and a predecessor corporation from 1993 to 1999; various management positions, including Vice President and General Manager, for the Aerospace segment of General Electric Company from 1983 to 1993; Director, L-3 Communications Holdings, Inc., an aerospace and defense company, since July 1997; Director, REMEC, Inc., a wireless communications equipment manufacturing company, since May 1996; Director, LaBarge Inc., an electronics manufacturing services company since 2005; Director, Standard Aero Holdings, Inc., a provider of after-market MRO services, since May 2005; Member of the Board of Trustees of Stevens Institute of Technology.

			2003
Glen M. Kassan	63

Executive Vice President, Steel Partners, Ltd. and its predecessor, a management and advisory company that provides management services to Steel Partners II, L.P., a private investment partnership, and its affiliates, since June 2001, and Vice President of its predecessor from October 1999 through May 2001. Vice President, Chief Financial Officer and Secretary, WebFinancial Corporation, a consumer and commercial lender, since June 2000. Director, SL Industries, Inc. since January 2002, Vice Chairman since August 2005, and President from February 2002 through August 2005. Director, WHX Corporation, a holding company, since July 2005, and Vice Chairman of the Board, Chief Executive Officer and Secretary since September 2005.

			2002
Robert F. Mehmel	44	Chief Operating Officer of DRS Technologies, Inc., a defense electronic products and systems company, since May 2006 and Executive Vice President, Business Operations & Strategy from January 2001 to May 2006; Director, Corporate Development of Jabil Circuit, Inc., an electronic manufacturing services company, from July 2000 to December 2000; Vice President, Planning of L-3 Communications Holdings, Inc., an aerospace and defense company, from April 1996 to July 2000.	2004

General Richard I. Neal	64	Military consultant providing mentoring for military	2004
(Retired)

officers and staff since September 1999, including Senior Mentor for the U.S. Marine Corps’ Marine Air Ground Task Force Staff Training Program since 2000; President, Audio MPEG, Inc., a patent licensing agent, since September 2001; Chief Executive Officer of IP Global, a patent licensing agent from September 1998 to December 2001; consultant to several defense-related and technology companies since 2000; Chief Integration Officer for Little Harbor Capital, a venture capital company, from 1998 to 2000; Assistant Commandant of the U.S. Marine Corps from 1996 to 1998; Deputy Commander in Chief and Chief of Staff, United States Central Command, from 1994 to 1996; Commanding General, U.S. Marine Corp., 2nd Marine Division, from 1993 to 1994.

Frederick M. Strader	54	President and Chief Executive Officer of the Company since August 2003; Chief Executive Officer since August 2003, President since January 2003, and Chief Operating Officer from January 2003 to August 2003 of AAI Corporation, a wholly-owned subsidiary of the Company (“AAI”); Executive Vice President of AAI and Vice President and General Manager of AAI’s Defense and Services businesses from May 2001 to December 2002; Vice President of United Defense LP, Armament Systems Division, a designer of large caliber armaments for the Navy, Army and Marine Corps, from 1994 to April 2001.	2005

None of the directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except as set forth above.

There are no family relationships between any director or executive officer of the Company.

Recommendation

The Board of Directors unanimously recommends that shareholders vote “for” the election of Messrs. Corcoran, Kassan, Lichtenstein, Mehmel and Strader and General Neal.

CORPORATE GOVERNANCE

The Board of Directors of the Company oversees the management of the Company and represents the interests of all of the Company’s shareholders, including optimizing the financial returns and value of the Company over the long term. To satisfy this duty, the directors take a proactive, focused approach to their position and set standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics. The key practices and procedures of the Board of Directors are outlined in the Company’s Corporate Governance Guidelines.

Code of Ethics, Corporate Governance Guidelines and Committee Charters.   The Company adopted a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors (the “Code of Ethics”). The Code of Ethics is publicly available on the Company’s website at www.unitedindustrial.com. Amendments to the Code of Ethics and any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC or New York Stock Exchange (“NYSE”) rules will be disclosed on the Company’s website. There were no amendments or waivers of the Code of Ethics during 2006. The Company’s Code of Ethics, Corporate Governance Guidelines and charters of its Board of Directors’ Audit Committee, Nominating and Corporate Governance Committee and Compensation and Stock Option Committee are also available on the Company’s website. Hard copies of these materials may also be requested by writing to the Company’s Investor Relations Department at United Industrial Corporation, 124 Industry Lane, Hunt Valley, Maryland 21030.

Executive Sessions of Non-Management Directors.   The Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management directors meet independent of management. Except for Mr. Strader, the Board of Directors currently consists entirely of non-management directors. At least one executive session per year is to include only the independent non-management directors. Mr. Lichtenstein presides at the executive sessions.

Shareholders of the Company and other interested parties may communicate their concerns to the non-management directors in accordance with the procedures set forth under “CORPORATE GOVERNANCE—Communications with Directors” below.

Annual Performance Evaluations.   The Company’s Corporate Governance Guidelines provide that the Board of Directors, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Stock Option Committee shall each conduct an annual evaluation to determine, among other matters, whether the Board or the relevant committee, as the case may be, is functioning effectively. The Board, the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation and Stock Option Committee each conducted an annual self-evaluation process during 2006 and each determined that it was functioning effectively.

Attendance at Meetings by Directors.   The Board of Directors of the Company had 18 meetings during 2006. During 2006, each director attended 75 percent or more of the aggregate of (a) the total number of meetings of the Board of Directors held during the period when he was a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served during the period when he was a member.

Each director is expected to attend the Company’s annual meetings. Each director then in office and a nominee for election attended the Company’s 2006 Annual Meeting of Shareholders.

Director Independence.   Under the NYSE Corporate Governance Rules (the “NYSE Governance Rules”) a majority of the Board of Directors and each member of the Audit, Compensation and Stock Option, and Nominating and Corporate Governance Committees must be independent. The Board of Directors may determine a director to be independent if the director has no disqualifying relationship as defined in the NYSE Governance Rules and if the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder, officer or employee of an organization that has a relationship with the Company. Independence determinations are on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors between annual meetings, at such time.

Pursuant to the requirements of the NYSE, the Board of Directors adopted Corporate Governance Guidelines that satisfy the independence standards set forth in the NYSE Governance Rules. Also, as part of the Company’s Corporate Governance Guidelines, the Board of Directors adopted categorical standards to assist it in evaluating the independence of each of its directors. The categorical standards are intended to assist the Board of Directors in determining whether certain relationships between its directors and the Company or its subsidiaries are “material relationships” for purposes of the NYSE Governance Rules. The categorical standards establish thresholds for determining if relationships are deemed material. The independence standards, including the categorical standards, employed by the Board of Directors in making its independence determinations are set forth in Appendix A to this proxy statement.

In April 2007, the independence of each director was reviewed by the Board of Directors, applying the independence standards set forth in the Company’s Corporate Governance Guidelines. The Board of Directors considered relationships and transactions, if any, between each director (and his or her immediate family and affiliates) and each of the Company and its management and the Company’s independent auditor.

Based on this review, the Board of Directors affirmatively determined that all of the nominees for director, with the exception of Mr. Strader, are independent as defined in the Company’s Corporate Governance Guidelines and the NYSE Governance Rules. Mr. Strader, if elected, will not be considered an independent director because of his position as Chief Executive Officer and President of the Company.

Communications with Directors.   Shareholders and other interested parties who wish to communicate with the Board of Directors or with a particular director may send correspondence to the Chairman of the Board, United Industrial Corporation, P.O. Box 126, Hunt Valley, Maryland 21030-0126. Any communication should clearly specify whether it is made to the entire Board of Directors or to one or more particular director(s). The Company forwards all correspondence directly to the Board of Directors or the particular director(s) to whom the communication is addressed. The Company does not use a screening process with respect to these communications.

Shareholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth in the Company’s Bylaws and described under “OTHER MATTERS—Proposals of Shareholders” below and not the procedures set forth in the preceding paragraph.

Compensation Committee Interlocks and Insider Participation.   The current members of the Compensation and Stock Option Committee are Messrs. Corcoran and Lichtenstein and General Neal (Retired). No member of the Company’s Compensation and Stock Option Committee is a current or former officer or employee of the Company. There were no interlocks or insider participation between any member of the Board of Directors or the Compensation and Stock Option Committee and any member of the board of directors or compensation committee of another company.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Stock Option Committee. Each of these committees is described below.

Audit Committee.   The Audit Committee consists of Mr. Kassan, who has chaired the committee since October 2003, Mr. Corcoran, who has been a member since October 2003, and Mr. Mehmel, who has been a member since April 2004. The Board of Directors has determined that each Audit Committee member is independent under the NYSE Governance Rules. In addition, each committee member meets the independence requirements for audit committee membership under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses its charter on an annual basis. The Audit Committee reviewed its charter in April 2007 to ensure its compliance with the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE listing standards relating to corporate governance and audit committees, and determined that its charter was in compliance with such rules and standards. The Board has determined that Mr. Kassan is an “audit committee financial expert” as defined under SEC rules. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. As part of its duties, the Audit Committee appoints and discharges the independent auditor for the Company, approves any audit and non-audit services by the independent auditor, analyzes the reports of the independent auditor, and makes recommendations concerning these issues to the Board of Directors as it deems advisable. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditor’s independence. There were eight Audit Committee meetings held in 2006.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Mr. Mehmel, who has chaired the committee since April 2004, Mr. Kassan and Mr. Lichtenstein, who have both been members since October 2003, and General Neal (Retired), who has been a member since June 2004. The Board of Directors has determined that each Nominating Committee member is independent under the NYSE Governance Rules. The Nominating Committee operates under a written charter adopted by the Board of Directors. The Nominating Committee reviews and reassesses its charter on an annual basis. The Nominating Committee reviewed its charter in April 2007 to ensure its compliance with the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE listing standards relating to corporate governance and nominating committees, and determined that its charter was in compliance with such rules and standards. The Nominating Committee is responsible for overseeing the Company’s corporate governance and recommending to the Board of Directors corporate governance guidelines appropriate for the Company. The Nominating Committee also considers and makes recommendations to the Company’s Board of Directors with respect to the size and composition of the Board of Directors and its committees and with respect to potential candidates for membership on the Board of Directors. The Nominating Committee met three times in 2006.

In seeking to identify, recruit and recommend to the Board of Directors candidates for directorships, the Nominating Committee is guided by the principal that each director should:

•       be an individual of high character, integrity and ethical standards;

•       be accomplished in his or her respective field, with superior credentials and recognition;

•       have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•       have sufficient time available and an expressed willingness to spend the time necessary to prepare for and attend meetings of the Board of Directors and, as applicable, participate in committee work;

•       be able to work with the other members of the Board of Directors, participate in committee work, as applicable, and contribute to the success of the Company; and

•       represent the long-term interests of the Company’s shareholders as a whole.

The Nominating Committee evaluates each nominee on his or her individual merits, including an assessment of a candidate’s judgment, experience, age and skills, including, among other things, an understanding of relevant technologies and experience with both domestic and international markets. In screening candidates, the Nominating Committee also considers the composition of the Board of Directors as a whole, including whether the Board of Directors reflects the appropriate balance of independence, sound judgment, business specialization, and other desired qualities, as well as the criteria set forth in the Company’s Corporate Governance Guidelines or as otherwise established by the Board of Directors.

The Nominating Committee will consider shareholder recommendations of candidates for nomination to the Board of Directors delivered to the Company, together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee’s consent to serve as a director if elected, no later than the deadline for submission of shareholder proposals set forth in the section of this proxy statement entitled “OTHER MATTERS—Proposals of Shareholders.” The Nominating Committee’s policy is to consider nominations to the Board of Directors from shareholders who comply with such procedures. The Nominating Committee will evaluate those nominees using the same criteria used to evaluate candidates recommended by Nominating Committee members, other directors and members of management. Shareholders wishing to submit a recommendation to the Nominating Committee for consideration should follow the procedures for submitting shareholder recommendations below under “OTHER MATTERS—Procedures for Recommending Director Candidates to the Nominating and Corporate Governance Committee.”

Compensation and Stock Option Committee.   The Compensation and Stock Option Committee (the “Compensation Committee”) consists of Mr. Corcoran, who has chaired the committee since October 2003, Mr. Lichtenstein, who has been a member since October 2003, and General Neal (Retired), who has been a member since June 2004. The Board of Directors has determined that each Compensation Committee member is independent under the NYSE Governance Rules. In addition, all of the members qualify as “non-employee” directors within the meaning of the rules of the SEC and “outside” directors within the meaning set forth under Section 162(m) of the Internal Revenue Code. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee reviews and reassesses its charter on an annual basis. The Compensation Committee reviewed its charter in April 2007 to ensure its compliance with the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE listing standards relating to corporate governance and compensation committees, and determined that its charter was in compliance with such rules and standards. The Compensation Committee determines the compensation of the Company’s chief executive officer and other executive officers. The Compensation Committee met 14 times in 2006. At two of those meetings, the Compensation Committee met in executive session without members of management present.

COMPENSATION OF DIRECTORS

The following table sets forth information concerning the compensation of the Company’s directors earned for all services as a director of the Company, and, in the case of Mr. Corcoran, as a director of ESL Defence Limited, a wholly owned subsidiary of the Company during 2006. Mr. Strader does not receive any compensation for serving on the Board of Directors.

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Lichtenstein, Warren	$51,500	$62,991	-0-	$114,491
Corcoran, Thomas	$104,420	$141,039	$6,079(2)	$251,538
Kassan, Glen	$53,750	$63,757	-0-	$117,507
Mehmel, Robert	$84,500	$141,039	-0-	$225,539
Neal, Richard	$87,500	$62,991	-0-	$150,491

(1)             This item represents the amount the Company expensed during 2006 under FAS 123(R) for outstanding stock option awards and includes compensation cost recognized in the financial statements with respect to awards granted in previous fiscal years and in 2006. These award fair values have been determined based on the assumptions set forth in the Company’s 2006 Annual Report on Form 10-K (Note 8), disregarding any estimate of forfeitures related to service-based vesting conditions. There were no forfeitures by any director in 2006. The full grant date fair value of the option awards made in 2006 computed in accordance with FAS 123(R) for Mr. Lichtenstein and General Neal (Retired) is $88,050 and for Mr. Corcoran and Mr. Mehmel is $176,100.

(2)             Represents premiums for medical and dental health insurance for Mr. Corcoran and his family paid by the Company.

During 2006, non-employee directors received an annual cash retainer of $30,000 per year and $1,250 for each board meeting attended. Mr. Kassan, Mr. Corcoran and Mr. Mehmel received a $5,000 fee as Chairman of the Audit Committee, the Compensation Committee and the Nominating Committee, respectively. Each member of the Audit, Compensation and Nominating Committees received $1,000 for each committee meeting attended. During 2006, members of the Special Committee of Independent Directors also received $1,000 for each of eighteen committee meetings attended.

All non-employee directors are eligible to participate in the Company’s medical and dental plans available to employees generally on the same basis as employees generally. Mr. Corcoran currently participates in these plans. Non-employee directors also receive stock option grants under the Company’s 2006 Long Term Incentive Plan (the “2006 LTIP”). Pursuant to the 2006 LTIP, the Compensation Committee may grant nonqualified stock options to non-employee directors to purchase up to 5,000 shares of common stock as of the date of the annual meeting of the shareholders of the Company at which the director is elected or re-elected to serve. The term of each such stock option may not exceed 10 years, the exercise price of such stock option may not be less than the fair market value of the common stock at the time of grant, and the stock option will become fully vested and exercisable at the next annual meeting of the shareholders of the Company that occurs after the date of grant subject to the director’s continuous service through that date. However, such director options shall become fully vested and exercisable in the event of a change in control of the Company during the director’s period of service. Director options are exercisable for a period of one year following termination of service as a director unless for cause (as defined in the 2006 LTIP Plan), in which case the option is immediately cancelled. Upon exercise of the option, payment of the exercise price must be made in full either, (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such terms and conditions as may be acceptable to the Compensation Committee. The Board awarded an option to purchase 5,000 shares of the Company’s common stock to each of Messrs. Corcoran, Lichtenstein, Mehmel and Neal under the terms of the 2006 LTIP on May 18, 2006, immediately following approval of the 2006 LTIP by the shareholders of the Company.

Prior to the adoption of the 2006 LTIP, Eligible Directors (defined in the Company’s 1996 Stock Option Plan for Non-Employee Directors (the “1996 Plan”) which expired on July 2006), were granted an option to purchase 15,000 shares of common stock upon initial appointment to the Board of Directors, exercisable at the market price (as determined under the 1996 Plan) of the Company’s common stock on the date of grant. Thereafter, each Eligible Director received further automatic grants of an option to purchase 15,000 shares of common stock on the date of the third annual shareholders’ meeting following the date of the last grant under the 1996 Plan, provided the director was an Eligible Director in office immediately following such annual meeting. Options granted after April 2004 under the 1996 Plan expire five years after the date of grant. Options granted prior to April 2004 under the 1996 Plan expire ten years after the date of grant. All options granted under the 1996 Plan become exercisable in three equal installments, on the date of grant and on the dates of the first and second annual meeting of shareholders following the date of grant.

In connection with the adoption of the 2006 LTIP, the Board amended the 1996 Plan to suspend the automatic formula grants described above and provided for a final award under the 1996 Plan of a fully vested stock option to purchase 5,000 shares to Messrs. Corcoran and Mehmel on May 18, 2006.

The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program.   This section provides an overview and analysis of the Company’s compensation programs and policies, the material compensation decisions made under those programs and policies during 2006, and the material factors considered in making those decisions. Under “EXECUTIVE COMPENSATION—Additional Information Regarding Executive Compensation,” below, there is a series of tables containing specific information about the compensation earned or paid in 2006 to the following individuals, the Company’s “named executive officers”:

Frederick M. Strader, President and Chief Executive Officer and a Director of the Company

James H. Perry, Vice President, Chief Financial Officer and Controller

Jonathan A. Greenberg, Vice President, General Counsel and Secretary

Stuart F. Gray, Treasurer

Michael A. Boden, Executive Vice President, Operations of AAI Corporation

John F. Michitsch, Executive Vice President of AAI Corporation

Compensation Philosophy and Objectives.   The following principles and philosophies guide our Compensation Committee in fulfilling its responsibilities to establish, implement and monitor the Company’s compensation programs:

•       Reward the achievement of specific annual, long-term and strategic goals of the Company;

•       Align the interests of the Company’s executives with those of the Company’s shareholders by rewarding performance at or above established goals; and

•       Attract and retain superior employees in key positions by providing a comprehensive compensation package that is fair, reasonable and competitive relative to compensation paid to similarly situated executives of manufacturing companies with annual revenue of between $500 million and $800 million (the “Peer Group”).

The Compensation Committee’s compensation decisions are also influenced by (a) the executive’s level of responsibility and function within the Company, (b) the overall performance and profitability of the Company, and (c) individual performance of the executive.

Role of Management in Compensation Decisions.   The Compensation Committee makes all compensation decisions for the named executive officers, based in part on the recommendations of the President and Chief Executive Officer (other than with respect to his own compensation) and Vice President of Human Resources. The Compensation Committee reviews annually the performance of the President and Chief Executive Officer. The President and Chief Executive Officer reviews annually the performance of each other named executive officer. The conclusions reached by the President and Chief Executive Officer and management’s recommendations based on these reviews, including with respect to salary adjustments and annual incentive awards, are presented to the Compensation Committee. In forming his recommendations, the President and Chief Executive Officer may, at various times, consult with the Chairman of the Board and the Chairman of the Compensation Committee. Both the Compensation Committee and management also consult with and rely upon information and analysis provided by The Hay Group, a third party compensation consultant.  The Compensation Committee also consulted with the Company’s General Counsel and outside legal counsel in reaching its recommendation to the Board of Directors regarding the adoption and terms and provisions of the 2006 LTIP and its decision regarding the adoption and terms and provisions of the Long-Term Incentive Program established by the Compensation Committee under the 2006 LTIP.

Role of Compensation Consultants.   The Company engages The Hay Group, a third-party consultant specializing in executive compensation and programs, to advise it on relevant executive pay and related issues, as needed. Towards the end of 2005 and during 2006, The Hay Group assisted by:

•       Reviewing the Company’s competitive market data with respect to peer group compensation for Chief Executive Officer’s and other key management personnel, including the other named executive officers;

•       Providing input on the Company’s pay recommendations for its named executive officers, including the Chief Executive Officer and other key management employees;

•       Reviewing the Company’s competitive market data for observations on program design, including pay philosophy, pay levels and incentive pay mix, including the mix between cash and equity incentives;

•       Reviewing the Company’s overall compensation strategy; and

•       Providing information on executive compensation trends, as requested.

The Compensation Committee based its decisions in part on information provided by The Hay Group and on information and analysis provided by the Company based, in part, on data and information provided to the Company by The Hay Group. A representative of The Hay Group participated in two Compensation Committee meetings during 2006.

Setting Executive Compensation.   Based on the compensation philosophy and objectives discussed above, the Compensation Committee has structured the Company’s annual and long-term incentives-based cash and equity executive compensation in a manner that is designed to motivate executives to achieve the business goals set by the Company and to reward the executives for achieving such goals. In making compensation decisions, the Committee compares each element of compensation against the Peer Group, and seeks to achieve industry parity with active participants in the Aerospace Industry Association through a total compensation package. The total compensation package is assessed against national and global requirements to maintain a competitive package in support of the Company’s commitment to field a talented and experienced executive workforce capable of supporting the innovative branding of the Company’s products and services and achieving the Company’s strategic business goals.

The Company competes with many larger companies for top executive-level talent. As such, the Compensation Committee generally strives to set compensation for named executive officers at the 50th percentile of compensation paid to similarly situated executives of the companies comprising the Peer Group. Variations to this objective may occur as dictated by the experience level of the individual and market factors. Based on the compensation objectives, a significant portion of the total compensation is allocated to incentives. With the exception of the awards under the long-term incentive program (the “Long-Term Incentive Program”) adopted by the Compensation Committee on March 30, 2006, there is no pre-established policy or target for allocation between either cash and equity or short-term and long-term incentive compensation. Rather, the Committee reviews information provided by The Hay Group to determine the appropriate level and mix of incentive compensation. Incentive compensation payable under the Long-Term Incentive Program is allocated 75% to cash and 25% (representing a lower proportion of incentive compensation in the form of equity than in prior years) to equity awards, based on an assumed annual stock appreciation of 17%.  Income from incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award.

2006 Executive Compensation Components.   For the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers were:

•       Base salary;

•       Annual performance-based cash incentive compensation;

•       Long-term performance-based incentive compensation (both cash (3-year performance period) and equity);

•       Retirement and other benefits; and

•       Perquisites and other personal benefits.

Base Salary.   The Company provides named executive officers with base salary to compensate them for services rendered during the fiscal year and to provide our named executive officers with steady pay at competitive market rates based on his position and responsibility.

During its review of base salaries for our named executive officers, the Compensation Committee primarily considers:

•       Market data provided by The Hay Group;

•       Internal review of the executive’s compensation, both individually and relative to other officers; and

•       Individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries for named executive officers are based on the Compensation Committee’s assessment of the individual’s performance.

When adjusting base salaries for all named executive officers in 2007, including the President and Chief Executive Officer, and for the President and Chief Executive Officer in August 2006, the Compensation Committee considered the financial performance of the Company in 2006, and, with respect to the President and Chief Executive Officer in August 2006, the financial performance of the Company in 2005, the performance of the individual executive officer, any changed duties and responsibilities and the base salaries paid to individuals in comparable positions in other companies. In August 2006 in connection with entering into a new employment agreement with Mr. Strader, the Company’s President and Chief Executive Officer, the Compensation Committee determined to move the annual consideration of Mr. Strader’s compensation package and performance to March to coincide with the consideration of the compensation and performance of all other employees, including all other executive officers.

Annual Performance-Based Cash Incentive Compensation.   The Board of Directors adopts annually a Management Incentive Program (“MIP”), which is administered by the Compensation Committee. The MIP is a variable cash-based incentive plan designed to focus management’s attention on performance factors important to the continued success of each of the Company’s business units and the Company overall. Under the MIP, the Compensation Committee establishes a compensation “pool” based upon the extent to which the business unit meets or exceeds performance against annual performance measures set for each respective unit. The financial measures used in 2006 were orders, profit and cash flow. Because of the discretionary nature of the MIP targets and objectives, the MIP is not intended to satisfy Internal Revenue Code Section 162(m).

Participants.   Participants in the MIP are named executive officers and other selected senior managers in a position to significantly affect the performance of their business unit. The senior managers are generally managers with responsibility across an entire business unit (i.e., headquarter executives, product line and other general program managers and selected functional managers). The Compensation Committee approves the initial participants in the MIP and any additions of executive officers during the plan year. The President and Chief Executive Officer has been delegated the authority by the Compensation Committee, during the plan year, to add participants to the MIP based on new hires and promotions, and to remove participants from, the MIP (other than executive officers).

Target Awards.   Annual incentive awards under the MIP may range from zero to 200% of the target incentive compensation. Target incentive compensation is a percent of base salary. The target incentive percent varies from 10% to 50% of the participant’s base salary, depending on the participant’s salary grade, and other factors, and is determined using competitive market data for short-term incentive compensation and in relation to the executive’s total compensation package. Targets for the named executive officers range between 20-45% and, in the case of the President and Chief Executive Officer, 50%. Awards for participants generally are based on a combination of business unit performance and personal performance objectives. The weighting of these factors can vary from one business unit to another, reflecting the relative importance of business performance to personal performance for that business unit during any year. If a certain threshold is not realized, the incentive is not paid.

Performance Targets.   Business performance is based upon financial performance measures that are important to the business unit, and generally include, but are not limited to, orders, profit and cash flow. Budgets, as well as past and expected future performance results, are criteria used in setting business performance targets. The Compensation Committee approves the business performance targets for all named executive officers. The business performance targets for all other participants are reviewed and approved by the Company’s President and Chief Executive Officer, subject to approval by the Compensation Committee as it deems appropriate. The Compensation Committee has the discretion to adjust financial performance measures (both targets and actual results) in determining actual business performance to take into account events and circumstances not contemplated when the business performance targets were approved. In determining the awards payable for 2006, the Compensation Committee considered and approved adjustments to the business performance measures related to acquisitions made during November 2006, Detroit Stoker Company, which the Company divested on December 29, 2006, changes in accounting, the effect of the Company’s November 16, 2006 stock repurchase program, and other items not contemplated at the time the business performance targets were approved.

The personal performance objectives are important personal objectives directly related to the participant’s major responsibilities, and vary from participant to participant and among named executive officers. For example, those objectives could include such areas as market and/or customer share improvement; cost improvements; product development; pricing; inventory levels; introduction or improvement of products, processes or systems; health, safety and environmental performance; or management development. The personal performance objectives of the President and Chief Executive Officer are approved by the Compensation Committee. The personal performance objectives of the other named executive officers are approved by the President and Chief Executive Officer, subject to approval by the Compensation Committee as it deems appropriate. The personal performance objectives for all other participants are mutually agreed to by the participant and his or her manager, subject to approval by the President and Chief Executive Officer.

Personal performance objectives are reviewed and revised during the plan year to take into account significant achievements not contemplated at the time the personal performance objectives were approved. Revisions to the personal performance objectives of the President and Chief Executive Officer and the other named executive officers are approved by the Compensation Committee. The Compensation Committee has delegated the authority to the President and Chief Executive Officer the right to make changes to the personal performance objectives of participants other than executive officers. Revisions to the personal performance objectives for all other participants are approved by the participant’s manager, subject to approval by the President and Chief Executive Officer.

Award Calculation.   To determine an employee’s incentive award under the MIP, both the business performance and personal performance objectives factors are rated and weighted according to the predetermined split. The two results are totaled and multiplied by the participant’s base salary to determine the incentive compensation. If the requisite performance objectives are not realized, no incentive compensation is paid to the participant. The predetermined split for the President and Chief Executive Officer is approved by the Compensation Committee. The predetermined split for the other named executive officers is approved by the President and Chief Executive Officer, subject to approval by the Compensation Committee as it deems appropriate. The predetermined split for all other participants is approved by the President and Chief Executive Officer. Commencing in 2007, the Compensation Committee has determined that the predetermined split for all corporate and business unit participants, including all named executive officers, shall be 75% for business performance and 25% for personal performance objectives.

Payment Conditions.   Payment of awards earned under the MIP will generally be made by March 15 of the following year, subject to a participant’s continued employment with the Company at the time of payment. However, if a participant dies, retires, is laid off, or becomes disabled during the plan year, the award will be prorated based on the portion of the year in which the participant was employed. If a participant dies, retires, is laid off, or becomes disabled after the close of a plan year, but before payment is made, payment of the full award will be made. A lay off is defined as a termination not for cause but rather due to a permanent or indefinite reduction in work force, and includes the elimination of a participant’s position as a result of a facility closure, discontinuance or relocation of operations, acquisition, reorganization or sale (including the sale of a business unit, division, product line or functionally related group of assets). Retirement means retirement according to the UIC Retirement Plan, under which benefits normally begin at age 65.

2006 Awards.   The business performance and personal performance objectives for each of the named executive officers under the 2006 MIP were either met or exceeded. See the 2006 Grants of Plan-Based Awards Table below for the awards approved by the Compensation Committee on March 6, 2007, under the Company’s 2006 MIP to the Company’s executive officers for services provided during the fiscal year ended December 31, 2006. Under the 2006 MIP calculations, the award to Mr. Strader was $492,436. Because of Mr. Strader’s substantial efforts during 2006, the Compensation Committee determined to increase the award to $500,000.

Long-Term Performance-Based Incentive Compensation.   On March 30, 2006, the Compensation Committee established the Long-Term Incentive Program under the 2006 LTIP (subject to approval of the 2006 LTIP by shareholders at the 2006 Annual Meeting of Shareholders, which was received). Incentive compensation awardable under the Long-Term Incentive Program is based on an allocation of 75% cash and 25% equity awards, based on an assumed annual stock appreciation of 17% during the performance period. The Compensation Committee may exercise negative discretion under the Long-Term Incentive Program. Our Long Term Incentive Program is designed to create a significant long term incentive to contribute to our future success, to aid in retention and align the interests of our employees and shareholders. Accordingly, the Compensation Committee may reduce or determine not to award payouts under the program even though the performance goals may have been achieved. Among the named executive officers, participants in the program include Messrs. Strader, Perry, Greenberg, Michitsch and Boden. Awards under the Long-Term Incentive Program are intended to satisfy Section 162(m) of the Internal Revenue Code.

Cash Award.   Under the Long-Term Incentive Program, the Compensation Committee approved cash-based performance awards in respect of an initial three-year performance cycle commencing January 1, 2006 and ending December 31, 2008. Payment for these awards is expected to be made by March 15, 2009. The cash award component is tied to the achievement of predetermined performance goals consisting of (i) revenue growth measured against the Company’s three-year operating plan and (ii) return on invested capital. Each of the two performance goals is weighted equally in determining the award payout. The degree of attainment of the revenue growth factor is measured using gross revenues of the Company as determined under U.S. generally accepted accounting principles (“GAAP”) for the performance period and can range between 80% and 120% of the predetermined performance goal. The predetermined performance target for return on capital is a set amount which must be achieved for any award payout to be made. The Compensation Committee designed the performance goals of the Long-Term Incentive Program to drive above average performance and considers these goals important to the Company’s strategic growth plan.

Individual cash target awards under the Long-Term Incentive Compensation Program range between 50% and 150% of the target award depending on the degree of attainment of performance goals. The Chief Executive Officer and each named executive officer participating in the program are eligible for the threshold, target and maximum target individual awards payouts described in the 2006 Table of Plan-Based Awards below. The goals of the program are to focus management attention on key long-term objectives over time, while creating a retention vehicle to ensure management continuity in key functional areas. Awards are contingent on continued employment.

To the extent permitted by law, the Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including:

•       restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges;

•       an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

•       a change in accounting standards required by U.S. GAAP.

Under the Long-Term Incentive Compensation Program as approved by the Compensation Committee, the Compensation Committee is required to calculate the performance goals in a manner that excludes all items of gain, loss or expense for the performance period related to:

•       disposal of a business or discontinued operations;

•       the operations of any business acquired by the Company during the performance period;

•       capital transactions undertaken by the Company during the performance period;

•       the Company’s repurchase of any class of its securities during the performance period;

•       extraordinary, special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company; or changes in accounting principles or to changes in applicable law or regulations.

Equity Awards.   The Long Term Incentive Compensation Program also provides for the annual grant of stock option awards in 2006, 2007 and 2008 designed to tie reward and incentive to future improvements in share value. The anticipated annual grant to the President and Chief Executive Officer is an option to purchase 9,000 shares of the Company’s common stock. The anticipated annual grants to the other named executive officers range between options to purchase 3,500 and 4,000 shares of the Company’s common stock. The stock options granted to the named executive officers under the Long-Term Incentive Program in 2006 are set forth in the 2006 Table of Plan-Based Awards, below. Messrs. Strader, Perry, Greenberg,

Michitsch and Boden were awarded an option to acquire 9,000, 4,000, 3,500, 4,000 and 4,000 shares, respectively, of the Company’s common stock under the Long-Term Incentive Compensation Program by the Compensation Committee on March 13, 2007. All stock option grants made to named executive officers and other participants in the Long-Term Incentive Compensation Program are made in conjunction with the Company’s annual performance reviews in March, have a per share exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant, vest in three equal annual installments on the first, second and third anniversaries of the date of grant, and are granted on the same terms as conditions as stock option grants made to employees generally. Stock option grants under the Long-Term Incentive Compensation Program are made two trading days following release of the Company’s fourth quarter and year end financial results, provided that there is no other material non-public information at the time of grant. All options granted under the 2006 LTIP vest in full on a change in control.

Change in Control.   Under the Long-Term Incentive Compensation Program, if a change in control occurs during the performance period, participants will receive non-discretionary accelerated award payouts no later than 10 days following the date of the change in control. The award payment is calculated assuming that the target level is achieved at 100% and is pro rated based on the portion of the performance period that has elapsed from the date the eligible employee is designated as eligible for the award. Thereafter, no further awards are payable on account of the performance period. Under the terms of the 2006 LTIP, a change in control includes an acquisition of 35% or more of the combined voting power of the Company’s outstanding voting securities, or stockholder approval of a plan of complete liquidation or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (other than to a person(s) who owns at least 50% of the combined voting power of the Company’s outstanding voting securities or a spin off type transaction of such assets to the Company’s stockholders).

Restrictive Covenants.   Unless otherwise determined by the Compensation Committee at the time of grant, all stock options awarded under the 2006 LTIP are forfeitable in the event a participant, including the named executive officers, engages in detrimental activity prior to the exercise of the option. In the event that a participant engages in detrimental activity during the one-year period commencing on the later of the date the option is exercised or the date of the participant’s termination of employment, the Company is entitled to recover from the participant, at any time within one year after such date, the amount of any gain realized at the time of exercise. Detrimental activity means breaching the participant’s obligations of confidentiality to the Company, engaging in conduct classified by the Company as grounds for termination for cause, soliciting employees of the Company for the purpose of employment with competitors of the Company, soliciting customers of the Company (other than the U.S. Government or its agencies) in competition with the Company, or the material breach by a participant of any agreement with the Company. Participants, including the named executive officers, are also generally restricted from soliciting employees or customers of the Company (other than the U.S. Government or its agencies) or divulging confidential information of the Company for a fixed period under the terms of their stock option grant agreements with the Company.

Future Awards.   The Compensation Committee has the authority under the 2006 LTIP to grant future awards of stock options, restricted stock, performance shares, performance-based cash awards and other stock-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Under the terms of the 2006 LTIP, effective March 6, 2007, the Compensation Committee delegated to the Company’s President and Chief Executive Officer the authority to make stock option grants to employees other than executive officers in connection with new hires and promotions. The President and Chief Executive Officer is authorized to make stock option grants not exceeding 10,000 shares individually or 25,000 in the aggregate in any fiscal quarter, pursuant to standard terms and conditions for stock option grants generally approved by the Compensation

Committee. Under the terms of the 2006 LTIP, effective March 6, 2007, the Compensation Committee delegated to the Chairman of the Compensation Committee the authority to make stock option grants to executive officers in connection with new hires and promotions. The Chairman is authorized to make stock option grants not exceeding 20,000 shares individually or 50,000 in the aggregate in any fiscal quarter, pursuant to standard terms and conditions for stock option grants generally approved by the Compensation Committee.

Retirement and Other Benefits.   The named executive officers are eligible to participate in the Company’s 401(k) Plan on the same basis as other employees and in the Company’s Retirement Plan on the same basis as other employees hired before January 1, 2006. The Retirement Plan is a cash balance plan and is discussed in more detail below under Pension Benefits. The named executive officers are also entitled to participate in the Company’s health and dental, life, accidental death and dismemberment, long term care and short and long-term disability insurance benefits offered to employees generally on the same basis as offered to employees generally; provided that Messrs. Strader, Perry and Boden are provided certain of these benefits solely at the cost of the Company, as disclosed in footnotes 4,5 and 9, respectively, to the Summary Compensation Table. In addition, Mr. Perry and Mr. Boden are entitled to post-retirement medical benefits on the same basis as all other employees employed prior to January 1, 2001. At retirement, Mr. Perry and Mr. Boden will be eligible, at their cost, to participate in the Company’s medical plan at the then current rate for retirees. Employees 55 and older on December 31, 2000 are eligible to participate, at the then current rate for retirees, in the Company’s medical plan at the same contribution rate as active employees.

Perquisites and Other Benefits.   The Company provides named executive officers with certain perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. Certain of the named executive officers are provided automobile allowances or auto expense reimbursements, and additional medical expense reimbursements. All named executive officers are provided additional life and accidental death and dismemberment insurance coverage.

Impact of Accounting and Tax Treatments of Compensation.   The Compensation Committee considers various tax and accounting implications in determining compensation for the Company’s named executive officers. The intention of the Compensation Committee is to define compensation that complies with tax efficient rules, including taking into account the impact of Section 409A of the Internal Revenue Code.

The Compensation Committee also reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 in any tax year that is paid to the named executive officers. One exception to this limit on deductibility applies to certain performance-based compensation, provided that, among other things, such compensation has been approved by shareholders in a separate vote and certain other requirements are met and the compensation is granted by a committee consisting solely of at least two “outside directors,” as defined under Section 162(m). The Compensation Committee believes that the equity compensation paid under the 2006 LTIP will be fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for the Company’s executive officers.

Beginning on January 1, 2006, the Company began accounting for stock-based payments, consisting of stock option grants, in accordance with the requirements of FASB Statement 123(R). Where appropriate, the Compensation Committee examines the accounting cost associated with equity compensation under FAS 123(R).

Additional Information Regarding Executive Compensation

2006 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal year ended December 31, 2006 of the chief executive officer, chief financial officer, each of the other executive officers of the Company in office during fiscal year 2006 whose annual compensation exceeded $100,000, and John F. Michitsch, Executive Vice President of AAI Corporation and Michael A. Boden, Executive Vice President Operations, of AAI Corporation (“AAI”), each of whom were determined by the Company’s Board of Directors in January 2007 to be executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option(1) Awards ($)	Non-Equity(2) Incentive Plan Compensation ($)	Change in Pension Value(3) ($)	All Other Compensation ($)		Total ($)
Frederick M. Strader	2006	491,931	-0-	255,156	500,000	12,084	21,484	(4)	1,280,655
President and Chief Executive Officer of the Company and AAI
James H. Perry	2006	274,685	-0-	12,415	206,736	12,152	39,905	(5)	545,893
Vice President and Chief Financial Officer of the Company and AAI Corporation Controller of the Company of AAI
Jonathan A. Greenberg	2006	265,056	-0-	98,224	174,103	8,373	12,361	(6)	558,117
Vice President, Secretary and General Counsel of the Company and AAI Corporation
Stuart F. Gray	2006	155,043	-0-	31,212	41,597	7,339	6,604	(7)	241,795
Treasurer of the Company and AAI Corporation
John F. Michitsch	2006	205,895	-0-	75,281	151,742	10,831	15,209	(8)	458,958
Executive Vice President of AAI Corporation
Michael A. Boden	2006	227,084	-0-	101,509	185,279	15,381	22,490	(9)	551,743
Executive Vice President, Operations of AAI Corporation

(1)             This item represents the amount the Company expensed during 2006 under FAS 123(R) for outstanding stock option awards and includes compensation cost recognized in the financial statements with respect to awards granted in previous fiscal years and in 2006. These award fair values have been determined based on the assumptions set forth in the Company’s 2006 Annual Report on Form 10-K (Note 8 Stock-based Compensation), disregarding any estimate of forfeitures related to service-based vesting conditions. There were no forfeitures by any named executive officer in 2006.

(2)             The amounts shown reflect awards made in March of 2007 under the Company’s 2006 Management Incentive Plan on account of services performed in 2006.

(3)             Represents the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under the UIC Retirement Plan.

(4)             Represents a $8,340 car allowance for personal use, $847 in reimbursed car expenses related to personal use, $9,375 matching contribution under the Company’s 401(k) plan and $2,922 in insurance premiums for life, long-term care and accidental death and dismemberment insurance.

(5)             Represents a $9,000 car allowance for personal use, $4,198 in reimbursed car expenses related to personal use, $10,000 matching contribution under the Company’s 401(k) plan, $9,227 in reimbursed medical expenses and $7,480 in premiums for medical, short-term disability, life, long-term care and accidental death and dismemberment insurance.

(6)             Represents $4,351 in reimbursed car expenses related to personal use, $6,600 matching contribution under the Company’s 401(k) plan, and $1,410 in premiums for life and accidental death and dismemberment insurance.

(7)             Represents $5,622 matching contribution under the Company’s 401(k) plan and $982 in premiums for life and accidental death and dismemberment insurance.

(8)             Represents a $7,000 car allowance for personal use, $1,422 in reimbursed car expenses related to personal use, $6,600 matching contribution under the Company’s 401(k) plan and $187 in premiums for life insurance.

(9)             Represents a $9,500 car allowance for personal use, $1,517 in reimbursed car expenses related to personal use, $10,000 matching contribution under the Company’s 401(k) plan and $1,473 in premiums for life and long-term care insurance.

2006 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning each grant of a plan-based award made to each named executive officer in 2006.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards(1)	Exercise or Base Price of Option	Grant Date Fair Value
Name	Grant Date		Approval Date	Threshold ($)	Target ($)		Maximum ($)	Target (#)	Awards ($/Sh)	of Options Awards
Frederick M. Strader	8/16/06							41,000 (2)	$47.87	694,962
Frederick M. Strader	3/8/06				$410,000	(3)
Frederick M. Strader	3/27/06							9,000	$58.88	184,533
Frederick M. Strader	3/30/06	(4)		$704,534	$1,409,067		$2,113,601
James H. Perry	3/8/06				$193,499	(3)
James H. Perry	3/30/06	(4)		$302,616	$605,232		$907,848
Jonathan A. Greenberg	3/8/06				$174,189	(3)
Jonathan A. Greenberg	3/27/06							3,500	$58.88	71,763
Jonathan A. Greenberg	3/30/06	(4)		$248,329	$496,658		$744,987
Stuart F. Gray	3/8/06				$32,479	(3)
Stuart F. Gray	3/14/06		3/8/06					3,000	$52.61	54,574
John F. Michitsch	3/8/06				$161,913	(3)
John F. Michitsch	3/27/06							4,000	$58.88	82,015
John F. Michitsch	3/30/06	(4)		$272,376	$544,752		$817,128
Michael A. Boden	3/8/06				$182,111	(3)
Michael A. Boden	3/27/06							4,000	$58.88	82,015
Michael A. Boden	3/30/06	(4)		$352,267	$704,534		$1,056,801

(1)             Amounts in this column represent stock options granted to executives during 2006.  Mr. Strader received a stock option grant on August 16, 2006 in connection with his new employment agreement.  This grant was valued under FAS 123(R) at $16.9503 per share.  Stock option grants to each of the executives made on March 27, 2006 were valued under FAS 123(R) at $20.5037 per share.  The grant to Mr. Gray on March 14, 2006 was valued under FAS 123(R) at $18.1912 per share.  All stock options to purchase common stock of the Company.  All stock options included in this table were granted at fair market value on the date of grant and vest and become exercisable in three equal installments on the first, second and third anniversaries of the date of grant (generally subject to continued employment on such vesting dates).  The stock option grant to Mr. Strader on August 16, 2006 was made under the 2006 LTIP.  All other stock option grants were made under the former 2004 Stock Option Plan of the Company.  All stock options expire five years from the date of grant. The section below titled “2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END, Terms of Stock Option Grant, provides further information on the terms and conditions of these grants.

(2)             Consists of a discretionary grant by the Compensation Committee under the 2006 LTIP made in connection with the entry into the employment agreement with Mr. Strader on August 16, 2006.

(3)             Consists of cash incentive payments awarded by the Compensation Committee on March 8, 2006 under the 2006 Management Incentive Plan of the Company on account of services performed in 2005 and paid in March 2006.  The section above titled “EXECUTIVE COMPENSATION, Compensation Discussion and Analysis—Compensation Components, Annual Performance-Based Incentive Compensation” discusses the terms and conditions of these awards.

(4)             Represents the estimated awards under the Long-Term Incentive Program established by the Compensation Committee on March 30, 2006 under the 2006 LTIP. The section above titled “EXECUTIVE COMPENSATION, Compensation Discussion and Analysis—Compensation Components, Long-Term Performance Based Incentive Compensation” discusses the terms and conditions of these awards.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Outstanding Equity Awards.   The following table sets forth the outstanding equity awards of each of the named executive officers at December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Strader, Frederick	40,707	0		0	13.99	5/1/2011
Strader, Frederick	10,000	0		0	19.05	3/1/2012
Strader, Frederick	125,000	0		0	16.76	8/1/2013
Strader, Frederick	10,000	20,000	(1)	0	32.79	3/10/2010
Strader, Frederick	0	9,000	(2)	0	58.88	3/27/2011
Strader, Frederick	0	41,000	(3)	0	47.87	8/16/2011
Perry, James	15,000	0		0	12.25	3/6/2008
Perry, James	18,000	0		0	9.00	3/4/2009
Perry, James	24,000	0		0	8.56	3/1/2010
Perry, James	21,000	0		0	12.90	2/22/2011
Perry, James	10,000	0		0	19.05	3/1/2012
Perry, James	5,000	2,500	(4)	0	17.43	2/27/2014
Greenberg, Jonathan	16,667	8,333	(5)	0	29.75	9/1/2009
Greenberg, Jonathan	0	3,500	(5)	0	58.88	3/27/2011
Gray, Stuart	1,667	3,333	(7)	0	31.31	4/11/2010
Gray, Stuart	0	3,000	(8)	0	52.61	3/14/2011
Michitsch, John	0	6,667	(9)	0	17.89	3/9/2014
Michitsch, John	1,667	3,333	(10)	0	34.58	3/4/2010
Michitsch, John	0	4,000	(11)	0	58.88	3/27/2011
Boden, Michael	0	3,000	(12)	0	17.43	2/27/2014
Boden, Michael	0	10,000	(13)	0	34.58	3/4/2010
Boden, Michael	0	4,000	(14	0	58.88	3/27/2011

(1)             Options will vest one-half each on March 10, 2007 and March 10, 2008 (generally subject to continued employment through the applicable vesting date).

(2)             Options will vest one-third each on March 27, 2007, March 27, 2008 and march 27, 2009 (generally subject to continued employment through the applicable vesting date).

(3)             Options will vest one-third each on August 16, 2007, August 16, 2008 and August 16, 2009 (generally subject to continued employment through the applicable vesting date).

(4)             Options will vest on February 27, 2007 (generally subject to continued employment through the applicable vesting date).

(5)             Options will vest on September 1, 2007 (generally subject to continued employment through the applicable vesting date).

(6)          Options will vest one-third each on March 27, 2007, March 27, 2008 and March 27, 2009 (generally subject to continued employment through the applicable vesting date).

(7)          Options will vest one-half each on April 14, 2007 and April 14, 2008 (generally subject to continued employment through the applicable vesting date).

(8)          Options will vest one-third each on March 14, 2007, March 14, 2008 and March 14, 2009 (generally subject to continued employment through the applicable vesting date).

(9)          Options will vest on March 9, 2007 (generally subject to continued employment through the applicable vesting date).

(10)    Options will vest one-half each on March 4, 2007 and March 4, 2008 (generally subject to continued employment through the applicable vesting date).

(11)    Options will vest one-third each on March 27, 2007, March 27, 2008 and March 27, 2009 (generally subject to continued employment through the applicable vesting date).

(12)    Options will vest on February 27, 2007 (generally subject to continued employment through the applicable vesting date).

(13)    Options will vest one-half each on March 4, 2007 and March 4, 2008 (generally subject to continued employment through the applicable vesting date).

(14)    Options will vest one-third each on March 27, 2007, March 27, 2008 and March 27, 2009 (generally subject to continued employment through the applicable vesting date).

Terms of Stock Option Grants.  All stock options granted to employees of the Company, including the named executive officers, are granted at fair market value (as defined in the plan under which the options are granted), vest in three equal annual installments on the anniversary of the date of grant (generally, subject to continued employment through such vesting date), and, with respect to options granted on or after April 8, 2004, expire five years from the date of grant.  Options granted prior to April 8, 2004 expire ten years from the date of grant.

All stock options granted under the Company’s former 2004 Stock Option Plan vest in full upon the occurrence of a change in control, which is defined in such plan as a change in ownership of 50% or more of the Company, whether by stock, merger or otherwise, the sale of all or substantially all of the assets of the Company, or a change in the Board of Directors such that the incumbent directors on April 8, 2004 no longer constitute a majority of the Board of Directors. The option grant agreements governing awards under the Company’s employee stock option plans in effect prior to 2006 restrict the solicitation of employees and customers of the Company (other than the U.S. Government and its agencies) in competition with the Company and the disclosure of confidential information of the Company for a period of three years following termination of employment with the Company.

Stock options terminate on the date of termination of employment to the extent unvested on such date.  The portion of stock options vested on the date of termination of employment terminate: (i) on the date of termination of employment, in the event of resignation or termination for cause; (ii) one year after the date of death, in the event of death during employment, the first year following termination of employment by reason of disability or the three month period following termination of employment without cause or as a result of retirement; (iv) one year following the date of termination of employment, in the event of termination of employment by reason of disability; and (v) three months following the date of termination of employment without cause or as a result of retirement.  Stock options originally issued under the former 2004 and 1994 stock option plans of the Company to key employees with employment agreements with the Company providing for termination for “good reason” also terminate, as to the portion vested on the date of termination, three months following the date of termination of employment.  In addition, under the 2006 LTIP, if an employee becomes a consultant or non-employee director upon termination of employment, termination is not deemed to occur until such continuing service ends, unless otherwise determined by the Compensation Committee.

All stock options granted under the 2006 LTIP vest in full upon a change in control of the Company as defined under the 2006 LTIP.  The section above titled “EXECUTIVE COMPENSATION, Compensation Discussion and Analysis—Compensation Components, Long-Term Performance Based Incentive Compensation” discusses the effect and definition of a change in control and certain restrictive covenants governing stock options granted under the 2006 LTIP.

2006 OPTION EXERCISES

The following table shows the number of shares of common stock of the Company acquired by the named executive officers upon exercise of stock options during 2006.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Strader, Frederick	19,293	719,970
Perry, James	12,000	542,880
Greenberg, Jonathan	-0-	-0-
Gray, Stuart	-0-	-0-
Michitsch, John	13,333	636,117
Boden, Michael	17,500	569,400

Employment Agreements

Frederick M. Strader, President and Chief Executive Officer.   On August 16, 2006, the Company and Frederick M. Strader entered into a new employment agreement.  The new employment agreement replaces the employment agreement by and between the Company and Mr. Strader dated as of June 18, 2003, which expired on July 31, 2006.

Pursuant to the employment agreement, Mr. Strader continues to serve as President and Chief Executive Officer of the Company and AAI Corporation, a wholly owned subsidiary of the Company.  The term of Mr. Strader’s employment under the employment agreement commenced on August 1, 2006 and, subject to the provisions of the employment agreement, will terminate as of the close of business on March 31, 2010; provided, that the term of the employment agreement will automatically renew for successive one year terms unless either party gives written notice of non-renewal to the other at least 60 days prior to the end of the initial term or renewal term, as applicable.

The employment agreement provides for a salary at the annual rate of $550,000.  Mr. Strader is also entitled to participate in the Company’s MIP, which will afford Mr. Strader an opportunity to earn incentive compensation of (x) up to 100% (with a target of 50%) of his base compensation, based upon meeting certain goals and benchmarks or, in lieu thereof, (y) such greater amount as the Company’s Board of Directors may determine in its discretion.  Mr. Strader is also entitled to participate in all benefit plans or arrangements generally made available to executive employees of the Company, to receive periodic equity awards as determined by the Company’s Board of Directors in its sole discretion, and to receive an annual automobile allowance of $12,000.  Under the employment agreement, Mr. Strader will be eligible to receive the long term incentive awards previously approved by the Compensation Committee under the 2006 LTIP, subject to its terms and conditions.  Simultaneously with the approval and effectiveness of the employment agreement, Mr. Strader received a nonqualified stock option grant to purchase 41,000 shares of the Company’s common stock with an exercise price equal to the fair market value of the Company’s common stock on the date of grant and a vesting schedule similar to the incentive awards under the Long-Term Incentive Program.

In the case of any termination of Mr. Strader’s employment other than by the Company for “cause,” by Mr. Strader without “good reason” (each, as defined in the employment agreement) or as a result of Mr. Strader’s death, then Mr. Strader will be entitled to severance compensation equal to (x) 150% of Mr. Strader’s annualized salary at the time of termination plus (y) 50% of the amount calculated pursuant to the foregoing clause (x), payable in equal installments at such times and in accordance with the normal payroll practices of the Company over a period of 18 months following the date of termination or, following a “change of control” (as defined in the employment agreement), in a lump sum; provided, that in the case of a termination for disability, the severance compensation will be reduced by amounts payable to Mr. Strader under any Company sponsored short term and long term disability insurance policies in respect of the 18 month period following the date of such termination.  In addition, in the event of such termination, Mr. Strader will be entitled to continued health benefits for a period of 18 months following termination and to full vesting of all outstanding stock options held by Mr. Strader at the time of termination.  Mr. Strader will also be entitled to a pro rata annual bonus as well as a completion bonus of $200,000 upon any termination of employment other than a termination of employment by the Company for cause or by Mr. Strader without good reason.  In the event of Mr. Strader’s death, the Company will be required to pay to his surviving spouse (if any, or if none, to his estate) his base salary for a period of 18 months following his death.

Pursuant to the employment agreement and in addition to the other compensation payable under the employment agreement, the Company will pay to Mr. Strader upon the closing date of a change of control an amount equal to 50% of Mr. Strader’s annual base compensation in effect on the closing date of the change of control (or, if Mr. Strader’s employment is then terminated (other than as specified in the following proviso), Mr. Strader’s base compensation in effect on the date of such termination), net of reduction for any applicable withholding taxes; provided, that such payment will not be made if, prior to the closing date of the change of control, Mr. Strader’s employment has been terminated by the Company for cause or by Mr. Strader without good reason.

The employment agreement contains a non-competition covenant that prohibits Mr. Strader from competing against the Company within the continental United States during employment and for a period of 18 months following termination of employment for any reason.  In addition, the agreement contains non-solicitation provisions that prohibit Mr. Strader from actively soliciting the Company’s employees and customers for a period of two years following termination of employment.  Mr. Strader is also subject to confidentiality restrictions applicable during and after the period of employment that protect the Company’s proprietary information, developments and other intellectual property.

James H. Perry, Vice President, Chief Financial Officer and Controller.   Prior to its expiration on February 28, 2004, Mr. Perry was employed by the Company pursuant to an employment agreement, amended as of January 2, 2003, that provided for a salary at the annual rate of $200,720, adjusted as of January 1, 2002 to $262,600, and participation in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company (and at least equal to those provided to Mr. Perry in 2002). Since the expiration of his employment agreement with the Company, Mr. Perry has continued as an executive officer of the Company on an at-will basis. Pursuant to provisions of the employment agreement that survived its expiration, Mr. Perry is eligible to receive discretionary salary increases and to participate in the Company’s MIP, with a targeted incentive award of 45% of his base salary and a maximum award equal to 200% of the targeted amount. Pursuant to these continuing provisions, if the Company terminates the employment of Mr. Perry without cause (as defined in the employment agreement), or if Mr. Perry terminates his employment for good reason (as defined in the employment agreement), Mr. Perry will also be entitled to (a) 150% of his annualized base salary, plus (b) an incentive compensation award equal to 35% of the amount specified in (a) above, payable over a period of 18 months following cessation of employment. In addition, any stock options held by Mr. Perry at the time of such termination will become fully vested.  Upon any termination of Mr. Perry’s employment (other than for cause), he will receive a pro rata bonus for the year of termination based on the number of days he is employed by the Company for such year.  The benefits and severance provisions also survived the expiration of the employment agreement. Pursuant to an agreement dated as of April 10, 2002, Mr. Perry is entitled to receive on the closing date of a change of control of the Company (as defined in the agreement) an amount equal to 50% of his base salary.  In addition, pursuant to provisions of the employment agreement that survived its expiration, Mr. Perry is bound by (i) non-solicitation provisions that prohibit Mr. Perry from actively soliciting the Company’s employees and customers for a period of two years following termination of employment and (ii) confidentiality restrictions applicable during and after the period of employment that protect the Company’s proprietary information, developments and other intellectual property.

Jonathan A. Greenberg, Vice President, General Counsel and Secretary.   Mr. Greenberg commenced employment with the Company on September 1, 2004, pursuant to an employment agreement dated August 17, 2004 that provides for an initial salary at the annual rate of $250,016. Under the employment agreement, Mr. Greenberg received options under the Company’s 2004 Stock Option Plan exercisable for up to 25,000 shares of the Company’s common stock, at $29.75 per share, the fair market value of the common stock on September 1, 2004, the date of grant. These options become exercisable in thirds on the first, second and third anniversaries of the date of grant. The employment agreement also entitles Mr. Greenberg to participate in the Company’s MIP, with a targeted incentive award of 40% of his base salary and a maximum award equal to 200% of the targeted amount.  Mr. Greenberg is also entitled to participate in all other benefit plans generally available to the senior management of the Company. If the Company terminates the employment of Mr. Greenberg without cause (as defined in the employment agreement) or Mr. Greenberg resigns for good reason (as defined in the employment agreement) within six months of a change of control (as defined in the Company’s 2004 Stock Option Plan), Mr. Greenberg is entitled to continuation of his then current salary and benefits (minus applicable withholdings and deductions) for a period of 12 months; provided that Mr. Greenberg executes a release in form satisfactory to the Company.

Stuart F. Gray, Treasurer.   Mr. Gray commenced employment with the Company on April 11, 2005, pursuant to an employment agreement dated March 14, 2005, that provides for an initial salary at the annual rate of $150,000. Under the employment agreement, Mr. Gray received options under the Company’s 2004 Stock Option Plan exercisable for up to 5,000 shares of the Company’s common stock, at $31.31 per share, in excess of the fair market value on April 14, 2005, the date of grant. These options become exercisable in thirds on the first, second and third anniversaries of the date of grant. The employment agreement also entitles Mr. Gray to participate in the Company’s MIP, with a targeted incentive award of 20% of his base salary and a maximum award equal to 200% of the targeted amount. Mr. Gray is also entitled to participate in all other benefit plans generally available to the senior management of the Company.   In the event of a change in control within the first two years of Mr. Gray’s employment and Mr. Gray is not offered a position at his equivalent level or is asked to move more than 50 miles from Hunt Valley, Maryland, Mr. Gray is entitled to receive 26 weeks of severance payments upon termination of his employment with the Company.

John F. Michitsch, Executive Vice President, AAI Corporation.   Mr. Michitsch commenced employment with the Company on March 9, 2004, pursuant to an employment agreement dated March 2, 2004 that provides for an initial salary at the annual rate of $175,032.  Under the employment agreement, Mr. Michitsch received options under the Company’s former 1994 Stock Option Plan exercisable for up to 20,000 shares of the Company’s common stock, at $17.89 per share, the fair market value of the common stock on March 9, 2004, the date of grant.  These options became exercisable in thirds on the first, second and third anniversaries of the date of grant.  The employment agreement also entitles Mr. Michitsch to participate in the Company’s MIP, with a targeted award of 45% of his base salary and a maximum award equal to 200% of the targeted amount.  Mr. Michitsch is entitled to participate in all benefit plans generally available to senior management of the Company, and receives an annual automobile allowance of $10,000.

Michael A. Boden, Executive Vice President, Operations, AAI Corporation.   On December 30, 2004, the Company entered into a new employment agreement with Mr. Boden that provides for an initial salary at the annual rate of $225,056.  Mr. Boden has been employed by the Company in various positions since 1984.  The employment agreement also entitles Mr. Boden to participate in the Company’s MIP, with a targeted award of 45% of his base salary and a maximum award equal to 200% of the targeted amount.  Mr. Boden is entitled to participate in all benefit plans generally available to senior management of the Company, and receives an annual automobile allowance of $10,000.

Potential Payments Upon Termination or Change in Control

The following tables show the potential payments upon termination of employment and/or a change in control of the Company for each of the named executive officers on December 29, 2006.

Frederick M. Strader

Benefit	Retirement ($)	Death ($)	Disability ($)		Termination by Company Without Cause or Executive With Good Reason(1) ($)	Termination Following a Change in Control(2) ($)	Change in Control with No Termination ($)
Cash Severance	—	825,000	1,237,500	(3)	1,237,500	1,237,500	275,000
Acceleration of Equity Awards(4)	—	—	477,280		477,280	477,280	477,280
Health Coverage(5)	19,422	—	19,422		19,422	19,422	—
Long-Term Incentive Program	—	—	—		—	469,689	469,689
2006 MIP(6)	500,000	500,000	500,000		500,000	500,000	—
Completion Bonus	—	200,000	200,000		200,000	200,000	—
Success Bonus	—	—	—		—	550,000	275,000

Mr. Strader is entitled to certain payments and health benefits on a change in control or termination of employment as provided in his employment agreement with the Company, the Company’s MIP, the Long-Term Incentive Program and as provided in his option grant agreements (or the stock option plan under which the option was issued). All cash severance payments are payable over 18 months, except in the event of a change in control. All amounts are otherwise payable in a lump sum. Health coverage is provided over a period of 18 months. All amounts are payable net of withholding. Mr. Stader will not receive any payment that would result in him receiving an “excess parachute payment” under 280G of the Internal Revenue Code. Mr. Strader is also entitled to certain retirement benefits in accordance with the Company’s 401(k) Plan and Retirement Plan on the same terms and conditions as employees generally. Mr. Strader is also entitled to receive certain payments under insurance policies maintained by the Company upon his death or disability, or in the event he needs long-term care, some of which are not available to employees generally or available on the same terms.

(1)             Good reason means a change in the primary worksite location of more than 25 miles, assignment of duties or responsibilities materially inconsistent with the offices of President and Chief Executive Officer, removal from such position or a substantial diminution in such position, duties or responsibilities (except after a change in control as defined in footnote 2, clause (iii) below, if Mr. Strader remains the Chief Executive Officer of AAI Corporation), a material reduction in compensation or failure to continue substantially the same benefits as contemplated under Mr. Strader’s employment agreement.

(2)             A change in control means for purposes of:

(i)                the 2006 MIP, see footnote 6 below;

(ii)             the Long-Term Incentive Program and the acceleration of the option granted to Mr. Strader to acquire 41,000 shares of Common Stock on August 16, 2006, the acquisition of 35% or more of the combined voting power of the Company’s outstanding voting securities, or stockholder approval of a plan of complete liquidation or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (other than to a person(s) who owns at least 50% of the combined voting power of the Company’s outstanding voting securities or a spin off type transaction of such assets to the Company’s stockholders), as more fully defined in the 2006 LTIP;

(iii)          the severance payments, completion and success bonuses under Mr. Strader’s employment agreement: (i) the acquisition, directly or indirectly of more than fifty percent (50%) of the total combined voting power of all classes of the Company’s capital stock entitled to vote for the election of directors, (ii) the sale of all or substantially all of the Company’s property or assets, (iii) a consolidation or merger of the Company resulting in the Company’s shareholders owning, in the aggregate, less than 50% of the voting stock of the surviving entity immediately following the merger or consolidation, or (iv) a change in the Board of Directors such that the incumbent directors prior to the change no longer constitute a majority of the Board of Directors; and

(iv)           for purposes of acceleration of all options originally granted to Mr. Strader under the former 2004 Stock Option Plan, a change in ownership of 50% or more of the Company, whether by stock, merger or otherwise, the sale of all or substantially all of the assets of the Company, or a change in the Board of Directors such that the incumbent directors on April 8, 2004 no longer constitute a majority of the Board of Directors.

(3)             The amount payable is reduced by amounts payable to Mr. Strader under Company sponsored short term and long term disability insurance policies in effect during the 18 months following the date of termination.

(4)             Represents the difference between the exercise price and the closing price of a share of the Company’s common stock on December 29, 2006 multiplied times the number of option shares held by Mr. Strader which were not vested on December 29, 2006.

(5)             Represents the present value of reimbursed COBRA payments for the 18-month post termination period.  Benefit runs concurrently with COBRA.  If the Company is restricted from providing coverage due to tax, underwriting or other issues, the Company is required to use commercially reasonable efforts to provide or facilitate coverage through other means provided that it does not cost the Company materially more than the cost of providing such coverage under the Company’s then current health plans.

(6)             The 2006 MIP accelerates payments in the event of the retirement, death or disability of a participant, and in the event a participant is laid off.  Lay off is defined as a termination not for cause but rather due to a permanent or indefinite reduction in work force, and includes the elimination of a participant’s position as a result of a facility closure, discontinuance or relocation of operations, acquisition, reorganization or sale (including the sale of a business unit, division, product line of functionally related group of assets). Retirement means retirement according to the Company’s Retirement Plan, under which benefits normally begin at age 65.

James H. Perry

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company Without Cause or Executive With Good Reason(1) ($)	Termination Following a Change in Control(2) ($)	Change in Control with No Termination(2) ($)
Cash Severance	—	—	412,020	412,020	412,000	—
Acceleration of Equity Awards(3)	—	—	83,300	83,300	83,300	83,300
Benefits(4)	—	—	119,243	119,243	119,243	—
Long-Term Incentive Program	—	—	—	—	201,744	201,744
2006 MIP(5)	206,736	206,736	206,736	206,736	206,736	—
Incentive Award	—	—	144,207	144,207	144,207	—
Success Bonus	—	—	—	—	137,340	137,340

Mr. Perry is entitled to certain payments and benefits on a change in control or termination of employment as provided in his employment agreement with the Company, the Company’s MIP, the 2006 LTIP and as provided in his option grant agreements (or the stock option plan under which the option was issued). All cash severance payments and the Incentive Award payment are payable over 18 months. All other payments are lump sum payments. All amounts are payable net of withholding. Benefits are provided over a period of 18 months. Mr. Perry is also entitled to certain retirement benefits in accordance with the Company’s 401(k) Plan and Retirement Plan on the same terms and conditions as employees generally. Mr. Perry is also entitled to receive certain payments under insurance policies maintained by the Company in the event of his death, dismemberment, short-term disability or need for long-term care, some of which are not available to employees generally or available on the same terms. Mr. Perry is also entitled to receive certain medical insurance coverage and reimbursement not available to employees generally or on the same terms.

(1)             Payable unless Mr. Perry is terminated for cause or voluntarily resigns without good reason.  Good reason means the relocation of Mr. Perry’s employment more than 50 miles from the Company’s current location, assignment of duties materially inconsistent with Mr. Perry’s position or a substantial diminution in position, duties or responsibility, or a reduction in compensation or the failure to continue substantially the same benefits, as more fully described in the employment agreement between Mr. Perry and the Company dated March 3, 2000, as amended.

(2)             A change in control means for purposes of:

(i)                acceleration of all options originally granted to Mr. Perry under the former 2004 Stock Option Plan and the Success Bonus, a change in ownership of 50% or more of the Company, whether by stock, merger or otherwise, the sale of all or substantially all of the assets of the Company, or a change in the Board of Directors such that the incumbent directors on April 8, 2004 no longer constitute a majority of the Board of Directors;

(ii)             the Long-Term Incentive Program, the acquisition of 35% or more of the combined voting power of the Company’s outstanding voting securities, or stockholder approval of a plan of complete liquidation or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (other than to a person(s) who owns at least 50% of the combined voting power of the Company’s outstanding voting securities or a spin off type transaction of such assets to the Company’s stockholders), as more fully defined in the 2006 LTIP; and

(iii)          the 2006 MIP, see footnote (5) below.

(3)             Represents the difference between the exercise price and the closing price of a share of the company’s common stock on December 29, 2006 multiplied times the number of option shares held by Mr. Perry which were not vested on December 29, 2006.

(4)             Includes a lump sum, present value payment in the amount of:  $21,582 for reimbursed COBRA payments, and $4,495 for long-term disability premiums, $31,868 for life insurance premiums and $1,297 for accidental death and dismemberment insurance premiums based on replacement or converted individual policy coverage costs for Mr. Perry, for the 18 month post termination period.  Also includes a lump sum payment of $15,000 in respect of 401(k) employer matching contributions and a lump sum payment of $30,485 representing the increase in actuarial present value that would accrue to Mr. Perry under the Company’s Retirement Plan during the 18-month post termination period.  Also includes a lump sum payment of $12,740 for reimbursable medical expenses calculated for the 18-month post termination period based on the average of actual reimbursements on account of medical expenses incurred during 2004, 2005 and 2006, plus $1,776 in premiums and administration fees for the 18-month post termination period.  Treats value of continuation of short-term disability benefit during post-termination period as $0 as the benefit is not secured by insurance and the Company will satisfy its obligation by providing continued salary payments during the post-termination period as reflected under cash severance.

(5)             The 2006 MIP accelerates payments in the event of the retirement, death or disability of a participant, and in the event a participant is laid off.  Lay off is defined as a termination not for cause but rather due to a permanent or indefinite reduction in work force, and includes the elimination of a participant’s position as a result of a facility closure, discontinuance or relocation of operations, acquisition, reorganization or sale (including the sale of a business unit, division, product line or functionally related group of assets). Retirement means retirement according to the Company’s Retirement Plan, under which benefits normally begin at age 65.

Jonathan A. Greenberg

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company Without Cause or Executive With Good Reason ($)	Termination Following a Change in Control ($)	Change in Control with No Termination ($)
Cash Severance(1)	—	—	—	—	266,614	—
Acceleration of Equity Awards(2)	—	—	—	—	174,993	174,993
Benefits(3)	—	—	—	—	50,552	—
Long-Term Incentive Program(4)	—	—	—	—	165,553	165,553
2006 MIP(5)	174,103	174,103	174,103	—	174,103	—

Mr. Greenberg is entitled to certain payments and benefits on a change in control or termination of employment as provided in his employment agreement with the Company, the Company’s MIP, the 2006 LTIP and his option grant agreements (or the stock option plan under which the option was issued). All cash severance payments are payable over 12 months in accordance with Company policy. All amounts are payable net of withholding. Benefits are provided over a period of 12 months. Mr. Greenberg is also entitled to certain severance and retirement benefits in accordance with the Company’s plans and policies applicable to employees generally and to receive certain payments under insurance policies maintained by the Company not available to employees generally in the event of his death or dismemberment.

(1)             Payable in the event the Company terminates Mr. Greenberg’s employment without cause or Mr. Greenberg resigns with good reason within six months of a change in control, as defined in footnote 2, below.  Good reason means a diminution in title or material diminution in existing duties, authority or responsibilities or compensation, or a change in work location of more than 50 miles.

(2)             Represents the difference between the exercise price and the closing price of a share of the Company’s common stock on December 29, 2006 multiplied times the number of option shares held by Mr. Greenberg which were not vested on December 29, 2006. A change in control means a change in ownership of 50% or more of the Company, whether by stock, merger or otherwise, the sale of all or substantially all of the assets of the Company, or a change in the Board of Directors such that the incumbent directors on April 8, 2004 no longer constitute a majority of the Board of Directors.

(3)             Includes a lump sum present value payment in the amount of:  $15,956 for reimbursed COBRA payments, and $1,549 for long-term disability premiums, $17,130 for life insurance premiums and $876 for accidental death and dismemberment insurance premiums based on replacement or converted individual policy coverage costs for Mr. Greenberg, for the 12-month post termination period.  Also includes a lump sum payment of $6,600 in respect of 401(k) employer matching contributions and a lump sum payment of $8,441 representing the increase in actuarial present value that would accrue to Mr. Greenberg under the Company’s Retirement Plan during the 12-month post termination period.  Treats value of continuation of short-term disability benefit during post-termination period as $0 as the benefit is not secured by insurance and the Company will satisfy its obligation by providing continued salary payments during the post-termination period as reflected under cash severance.

(4)             Change in control includes an acquisition of 35% or more of the combined voting power of the Company’s outstanding voting securities, or stockholder approval of a plan of complete liquidation or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (other than to a person(s) who owns at least 50% of the combined voting power of the Company’s outstanding voting securities or a spin off type transaction of such assets to the Company’s stockholders).

(5)             The 2006 MIP accelerates payments in the event of the retirement, death or disability of a participant, and in the event a participant is laid off.  Lay off is defined as a termination not for cause but rather due to a permanent or indefinite reduction in work force, and includes the elimination of a participant’s position as a result of a facility closure, discontinuance or relocation of operations, acquisition, reorganization or sale (including the sale of a business unit, division, product line or functionally related group of assets). Retirement means retirement according to the Company’s Retirement Plan, under which benefits normally begin at age 65.

Stuart F. Gray

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company Without Cause or Executive With Good Reason ($)	Termination Following a Change in Control ($)	Change in Control with No Termination ($)
Cash Severance(1)	—	—	—	—	78,042	—
Acceleration of Equity Awards(2)	—	—	—	—	64,794	64,794
2006 MIP(3)	41,597	41,597	41,597	—	41,597	—

Mr. Gray is entitled to certain payments on a change in control or certain terminations of employment as provided in his employment agreement with the Company, the Company’s MIP, and his option grant agreements (or the stock option plan under which the option was issued). All amounts are payable net of withholding. Mr. Gray is also entitled to certain severance and retirement benefits in accordance with the Company’s plans and policies applicable to employees generally. Mr. Gray is also entitled to receive certain payments under insurance policies maintained by the Company not available to employees generally in the event of his death or dismemberment.

(1)             Payable under the terms of Mr. Gray’s employment agreement with the Company over 26 weeks in the event of a change in control on or before April 11, 2007 if Mr. Gray is not offered a position at his equivalent level or is asked to move more than 50 miles from Hunt Valley, Maryland.  A change is control means a change in ownership of 50% or more of the Company, whether by stock, merger or otherwise, the sale of all or substantially all of the assets of the Company, or a change in the Board of Directors such that the incumbent directors on April 8, 2004 no longer constitute a majority of the Board of Directors.

(2)             Represents the difference between the exercise price and the closing price of a share of the Company’s common stock on December 29, 2006 multiplied times the number of option shares held by Mr. Gray which were not vested on December 29, 2006.  A change in control means a change in ownership of 50% or more of the Company, whether by stock, merger or otherwise, the sale of all or substantially all of the assets of the Company, or a change in the Board of Directors such that the incumbent directors prior to the change in control no longer constitute a majority of the Board of Directors.

(3)             The 2006 MIP accelerates payments in the event of the retirement, death or disability of a participant, and in the event a participant is laid off.  Lay off is defined as a termination not for cause but rather due to a permanent or indefinite reduction in work force, and includes the elimination of a participant’s position as a result of a facility closure, discontinuance or relocation of operations, acquisition, reorganization or sale (including the sale of a business unit, division, product line or functionally related group of assets). Retirement means retirement according to the Company’s Retirement Plan, under which benefits normally begin at age 65.

John F. Michitsch

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company Without Cause or Executive With Good Reason ($)	Termination Following a Change in Control ($)	Change in Control with No Termination ($)
Acceleration of Equity Awards(1)	—	—	—	—	272,973	272,973
Long-Term Incentive Program(2)	—	—	—	—	181,584	181,584
2006 MIP(3)	151,742	151,742	151,742	—	151,742	—

Mr. Michitsch is entitled to certain payments on a change in control or termination of employment as provided in the Company’s MIP, the 2006 LTIP and his option grant agreements (or the stock option plan under which the option was issued). All amounts are payable net of withholding. Mr. Michitsch is also entitled to certain severance and retirement benefits in accordance with the Company’s plans and policies applicable to employees generally. Mr. Michitsch is also entitled to receive certain payments under insurance policies maintained by the Company not available to employees generally in the event of his death.

(1)             Represents the difference between the exercise price and the closing price of a share of the Company’s common stock on December 29, 2006 multiplied times the number of option shares held by Mr. Michitsch which were not vested on December 29, 2006. A change in control means a change in ownership of 50% or more of the Company, whether by stock, merger or otherwise, the sale of all or substantially all of the assets of the Company, or a change in the Board of Directors such that the incumbent directors on April 8, 2004 no longer constitute a majority of the Board of Directors.

(2)             For purposes of the Long-Term Incentive Program a change in control includes an acquisition of 35% or more of the combined voting power of the Company’s outstanding voting securities, or stockholder approval of a plan of complete liquidation or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (other than to a person(s) who owns at least 50% of the combined voting power of the Company’s outstanding voting securities or a spin off type transaction of such assets to the Company’s stockholders).

(3)             The 2006 MIP accelerates payments in the event of the retirement, death or disability of a participant, and in the event a participant is laid off.  Lay off is defined as a termination not for cause but rather due to a permanent or indefinite reduction in work force, and includes the elimination of a participant’s position as a result of a facility closure, discontinuance or relocation of operations, acquisition, reorganization or sale (including the sale of a business unit, division, product line or functionally related group of assets). Retirement means retirement according to the Company’s Retirement Plan, under which benefits normally begin at age 65.

Michael A. Boden

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company Without Cause or Executive With Good Reason ($)	Involuntary Termination Following a Change in Control ($)	Change in Control with No Termination ($)
Acceleration of Equity Awards(1)	—	—	—	—	261,660	261,660
Long-Term Incentive Program(2)	—	—	—	—	234,845	234,845
2006 MIP(3)	185,279	185,279	185,279	—	185,279	—

Mr. Boden is entitled to certain payments on a change in control or termination of employment as provided in the Company’s MIP, the 2006 LTIP and his option grant agreements (or the stock option plan under which the option was issued). All amounts are payable net of withholding. Mr. Boden is also entitled to certain severance and retirement benefits in accordance with the Company’s plans and policies applicable to employees generally. Mr. Boden is also entitled to receive certain payments under insurance policies maintained by the Company in the event of his death or in the event he needs long term care that are not available to employees generally or available on the same terms.

(1)             Represents the difference between the exercise price and the closing price of a share of the Company’s common stock on December 29, 2006 multiplied times the number of option shares held by Mr. Boden which were not vested on December 29, 2006. A change in control means a change in ownership of 50% or more of the Company, whether by stock, merger or otherwise, the sale of all or substantially all of the assets of the Company, or a change in the Board of Directors such that the incumbent directors on April 8, 2004 no longer constitute a majority of the Board of Directors.

(2)             For purposes of the Long-Term Incentive Program a change in control includes an acquisition of 35% or more of the combined voting power of the Company’s outstanding voting securities, or stockholder approval of a plan of complete liquidation or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (other than to a person(s) who owns at least 50% of the combined voting power of the Company’s outstanding voting securities or a spin off type transaction of such assets to the Company’s stockholders).

(3)             The 2006 MIP accelerates payments in the event of the retirement, death or disability of a participant, and in the event a participant is laid off.  Lay off is defined as a termination not for cause but rather due to a permanent or indefinite reduction in work force, and includes the elimination of a participant’s position as a result of a facility closure, discontinuance or relocation of operations, acquisition, reorganization or sale (including the sale of a business unit, division, product line or functionally related group of assets). Retirement means retirement according to the Company’s Retirement Plan, under which benefits normally begin at age 65.

2006 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Strader, Frederick	Retirement Plan	6	$60,547	$0.00
Perry, James	Retirement Plan	12	$135,308	$0.00
Greenberg, Jonathan	Retirement Plan	2	$17,470	$0.00
Gray, Stuart	Retirement Plan	2	$11,385	$0.00
Michitsch, John	Retirement Plan	3	$27,014	$0.00
Boden, Michael	Retirement Plan	23	$134,107	$0.00

Most of the employees of the Company and its subsidiaries are eligible to participate in the Company’s retirement plan, a cash balance defined benefit plan (the “Retirement Plan”), upon commencement of employment. Certain employees are not eligible to participate in the Retirement Plan: leased employees, collectively-bargained employees, most resident and non-resident aliens, individuals classified as working in a non-employee capacity, and employees of nonparticipating subsidiaries.

In accordance with the Retirement Plan, a participant’s accrued benefit includes the actuarial equivalent of his or her accrued benefit under the applicable predecessor defined benefit plan as of December 31, 1994 (which is expressed as an opening hypothetical account balance), plus annual pay-based allocations based upon a percentage of W-2 pay, and interest earned on such hypothetical account thereafter.

The pay-based allocations range from the sum of (1) 3% of pay below the Social Security Taxable Wage Base (the “SSTWB”) and 6% of pay above the SSTWB, to (2) 10% of pay below the SSTWB and 10% of pay above the SSTWB, allocations increasing as a participant’s years of service with the Company increases. Annual interest allocations on a participant’s hypothetical account equal the greater of 5.25%, or the one year Constant Maturity Treasury rate determined as of November 30 of the year prior to the year that interest is credited.

The Retirement Plan also has options for early retirement on and after age 55. In that case the participant’s retirement benefit is calculated in the same manner as a normal retirement benefit, but is actuarially reduced by 1/3% for each month that payment begins prior to the participant’s attainment of age 65. Of the named executive officers, only Mr. Michitsch is eligible for early retirement.

Payment of benefits may be made in a life annuity form or in other optional forms, including a lump sum. The Retirement Plan also provides options for death benefits for surviving spouses and other beneficiaries.

The accumulated benefit amounts were calculated as of December 31, 2006, using the same assumptions as used for financial reporting purposes under U.S. GAAP. Specifically, a participant’s hypothetical cash balance account was converted to an age-65 life annuity using the Retirement Plan’s actuarial equivalent rates as set forth therein. The annuity was then converted to an age-65 lump sum amount at 6% interest and discounted to December 31, 2006 at 5.89% with no pre-retirement mortality.

Transactions with Related Persons

The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the Company’s Code of Conduct and Business

Ethics, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a formal policy which requires that the Company’s Audit Committee review and, if appropriate, approve or ratify any such transactions. Pursuant to the policy, the Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s directors or executives had, has or will have a direct or indirect material interest. After its review the Committee will only approve or ratify those transactions that, under all of the circumstances, are in the best interests of the Company and its shareholders, as the Committee determines in good faith.

Compensation and Stock Option Committee Report

The following report of the Compensation and Stock Option Committee shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management of the Company. Based on such review and discussion, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 through incorporation by reference to this Proxy Statement.

Compensation and Stock Option Committee
Thomas A. Corcoran, Chairman
Warren G. Lichtenstein
General Richard I. Neal (Retired)

PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed KPMG LLP (“KPMG”) as independent auditor, to audit the Company’s consolidated financial statements for the year ending December 31, 2007. It is proposed that the shareholders ratify the appointment of KPMG as independent auditor of the Company for the year ending December 31, 2007. KPMG has been the independent auditor of the Company since April 2004. It is expected that a representative of KPMG will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. If the shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different auditing firm at any time during the year if the Audit Committee believes such change is in the best interests of the Company and the shareholders.

Recommendation

The Board of Directors unanimously recommends that the shareholders vote “for” the ratification of the appointment of KPMG as independent auditor of the Company for the year ending December 31, 2007.

A favorable vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve this proposal.

Fees for 2006 and 2005

The table below sets forth the aggregate fees paid by the Company for audit, audit-related and tax and other services provided by KPMG during the fiscal years ended December 31, 2006 and 2005.

	2006	2005
Audit fees	$965,000	$928,000
Audit-related fees	$60,000	$98,000
Tax fees	$110,000	$70,000
Total	$1,135,000	$1,096,000

Audit fees include fees the Company paid to KPMG for the audit and quarterly reviews of the Company’s consolidated financial statements, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements, and audits of the Company’s subsidiaries that are required by statute or regulation. Audit-related fees principally include professional services related to assistance in financial due diligence for the Company’s acquisitions of other businesses. Tax fees primarily include tax compliance and planning services.

Policy on Audit Committee Pre-Approval of
Audit and Non-Audit Services Performed
by the Independent Auditors

The Audit Committee has adopted a policy for pre-approval of audit and non-audit services to be provided to the Company by any independent public or certified public accountant. Unless the type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. Pursuant to this policy, the Audit Committee will approve the provision by the Company’s independent auditor of only those non-audit services deemed permissible under the federal securities laws and any applicable rule or regulation of the SEC and/or the Public Company Accounting Oversight Board. The Audit Committee may delegate to its Chairman the authority to pre-approve otherwise permissible non-audit services, provided that any decision made pursuant to such delegation must be presented to the full Audit Committee for informational purposes at its next scheduled meeting. During 2006, all services provided by KPMG were pre-approved by the Audit Committee in accordance with this policy.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2006. The information in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee is responsible for assisting the Board of Directors in overseeing (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualification and independence of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and (iv) performance of the Company’s internal audit function and independent auditor.

The Audit Committee is composed of three independent members of the Board of Directors:  Messrs. Kassan (who serves as Chairman), Corcoran and Mehmel.

The Audit Committee has reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 with the Company’s management and the Company’s independent auditor, KPMG. The Company’s management is responsible for the financial statements and the reporting process, including the system of internal controls over financial reporting. The independent auditor is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee also has reviewed and discussed with management, the internal auditor and KPMG, management’s report, and KPMG’s report and attestation, on the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

In addition, the Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Further, the Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditor the auditor’s independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Audit Committee
Glen M. Kassan, Chairman
Thomas A. Corcoran
Robert F. Mehmel

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and any persons who own more than ten percent of the Company’s common stock to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC. Such persons are also required, pursuant to the rules promulgated by the SEC, to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during 2006 all Section 16(a) filing requirements were complied with.

OTHER MATTERS

The Board of Directors knows of no business to come before the annual meeting other than as stated in the notice of annual meeting of shareholders. Should any business other than that set forth in the notice properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.

Proposals of Shareholders

Any proposals that shareholders intend to present for a vote of shareholders at the 2008 Annual Meeting of Shareholders and that such shareholders desire to have included in the Company’s proxy statement and proxy relating to that meeting must be sent to the Company’s principal executive offices, marked to the attention of the Secretary of the Company, and be received by the Company at such offices on or before December 18, 2007, which date is 120 calendar days prior to the anniversary of the date of this proxy statement.

In addition, the Company’s Bylaws provide for the content and timing of notice, which shareholders must provide the Company’s Secretary for the nomination of directors or other proposals to be presented at a shareholders meeting. Pursuant to these provisions, a shareholder’s notice of nomination must be delivered to or mailed to and received by the Secretary of the Company (i) with respect to an election to be held at an annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of shareholders (or, if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after such anniversary date, not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made); and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be selected at such meeting. Pursuant to these provisions, a shareholder’s proposal must be delivered to or mailed and received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meting is advanced more than 30 days or delayed more than 60 days after such anniversary date, the shareholder’s proposal to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. A copy of the pertinent Bylaw provision, which sets forth additional requirements with respect to such notice, is available on request to the Secretary of the Company at the address set forth above.

Procedures for Recommending Director Candidates to the Nominating and
Corporate Governance Committee

Shareholders of the Company wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations to the Nominating and Corporate Governance Committee, c/o Chairman, Nominating and Corporate Governance Committee, United Industrial Corporation, 124 Industry Lane, Hunt Valley, Maryland 21030. Submissions should include:

•       the name and address of the shareholder who intends to make the nomination, of all persons or entities acting in concert with the shareholder, and of the person or persons to be nominated;

•       a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•       a description of all arrangements or understandings between the shareholder and each nominee and any other person or entities acting in concert with the shareholder (naming such person or entities) pursuant to which the nomination or nominations are to be made by the shareholder;

•       such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated by the Board of Directors;

•       the class and number of shares of the Company that are beneficially owned by the shareholder and all persons or entities acting in concert with the shareholder; and

•       the consent of each nominee to being named in a proxy statement as nominee and to serve as a director of the Company if so elected.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 19, 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to shareholders nor the election of the nominees described herein will create any implication to the contrary.

April 19, 2007	By Order of the Board of Directors

Jonathan A. Greenberg
Secretary

Appendix A

Definition of Independence (excerpted from the Company’s Corporate Governance Guidelines, the full text of which is available on the Company’s website at www.unitedindustrial.com )

A.    Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board is responsible for making an affirmative determination that each “independent director” has no material relationship with the Company (other than as a director), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. These determinations will be made annually by the Board prior to the directors standing for re-election to the Board. The Board will consider all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with the Company, the Board shall consider the issue not merely from the standpoint of the director, but also from persons or organizations with which the director has an affiliation.

B.     In accordance with the rules of the New York Stock Exchange, a director will not be independent if, within the preceding three years, any of the following relationships exist:

(i)    the director is, or has been an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

(ii)   the director has received, or has an immediate family member who has received, during any twelve-month period more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)  the director or an immediate family member was a partner of a firm that is the Company’s internal or external auditor;

(iv)  the director is a current employee of a firm that is the Company’s internal or external auditor;

(v)    the director has an immediate family member who was a current employee of a firm that is the Company’s internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

(vi)  the director or an immediate family member was a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

(vii) the director or an immediate family member was employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

(viii)     the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

C.     Audit Committee members may not have any direct or indirect financial relationship with the Company other than as directors, and may not be affiliated persons of the Company. Audit Committee members may receive directors’ fees, in the form of cash, stock, stock units, stock options or other in-kind consideration ordinarily available to directors, and fixed amounts of compensation for prior service with the Company.

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D.    The Board has established the following additional categorical standards to assist it in determining what constitutes a material relationship:

(i)    if the types of relationships identified in paragraph B above occurred more than three but less than five years ago, the Board will consider whether a material relationship exists;

(ii)   if the types of relationships identified in paragraph B above occurred more than five years ago, it will not be considered a material relationship that would impair a director’s independence;

(iii)  if a relationship of the type described in paragraph B(ii) above exists and the amount involved is less than $100,000, it will not be considered a material relationship that would impair a director’s independence;

(iv)  the following relationships will not be considered material relationships that would impair a director’s independence: (i) the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of such other company; (ii) the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of such other company; and (iii) the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a charitable organization, and the Company’s charitable contributions to the organization in the prior fiscal year are less than the greater of $500,000 or 1% of that organization’s total annual charitable receipts.

For relationships that exceed the thresholds set forth above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who are independent.

Direct or indirect ownership of stock of the Company by a director who is otherwise independent will not impair a director’s independence.

E.     To the extent required by law or the rules of the New York Stock Exchange, the Company would explain in its proxy statement the basis for any Board determination that a director was independent despite the fact that he or she did not meet or fit within the categorical standards for a material relationship set forth in paragraph D above.

F.     For purposes of this section, references to (i) the “Company” means the Company and its consolidated subsidiaries and (ii) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

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United Industrial Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy for the Annual Meeting of Shareholders - May 18, 2007

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 18, 2007, the undersigned appoints James H. Perry and Jonathan A. Greenberg, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of United Industrial Corporation (the “Company”) on May 18, 2007 (the “Annual Meeting”), and any adjournments or postponements thereof, on behalf of the undersigned and to vote all shares that the undersigned would be entitled to vote and to take all actions that the undersigned would be entitled to take if personally present at the Annual Meeting upon the matters set forth on the reverse side and described more fully in the Company’s Notice of Annual Meeting of Shareholders and its Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is executed but no direction is indicated, this proxy will be voted FOR the election of each nominee for director, FOR the ratification of KPMG LLP as our independent auditor and in the discretion of proxy holder on any other matter that may come before the Annual Meeting or any adjournment or postponement thereof. The individuals named above are authorized to vote in their discretion on any other matters that properly come before the meeting, if no instruction to the contrary is indicated. The undersigned hereby revokes any proxy heretofore given with respect to the Annual Meeting.

Should the undersigned have an account in the Company’s 401(k) Retirement Savings Plan, this proxy represents the number of the Company’s shares allocable to the account, as well as other shares registered in the undersigned’s name. As a participant in the Company’s 401(k) Retirement Savings Plan, the undersigned has the right to direct Fidelity Management Trust Company (“Fidelity”) regarding how to vote the shares of this Company attributable to the account at the Annual Meeting. Voting directions will be tabulated confidentially. Only Fidelity and its affiliates or agents will have access to individual voting direction. Unless otherwise required by law, the shares attributable to the account will be voted as directed. If no direction is made, if this proxy is not signed, or if this proxy is not received by May 15, 2007, the shares attributable to the account will not be voted.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

UNITED INDUSTRIAL CORPORATION

May 18, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. -OR-	COMPANY NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. -OR-	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ↓

■   20630000000000001000   5                                                      051807

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect six directors:		2. To consider and act upon a proposal to ratify the	FOR	AGAINST	ABSTAIN
	NOMINEES:	appointment of KPMG LLP as independent auditor	☐	☐	☐
☐ FOR ALL NOMINEES	O Thomas A. Corcoran	of the Company for the year ending December 31, 2007.
O Glen M. Kassan
☐ WITHHOLD AUTHORITY	O Warren G. Lichtenstein	3. In their discretion to act upon such other matters as may
FOR ALL NOMINEES	O Robert F. Mehmel	properly come before the meeting or any adjournment
	O General Richard I. Neal (Retired)	thereof.
☐ FOR ALL EXCEPT	O Frederick M. Strader
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

	☐	Please indicate if you plan to attend the Annual Meeting. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.